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                              TRANSACTION AGREEMENT

                                      Among

                           FREMONT PURCHASER II, INC.,

                             RCBA PURCHASER I, L.P.

                                       and

                             KINETIC CONCEPTS, INC.


                           Dated as of October 2, 1997



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                                TABLE OF CONTENTS

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                                                                                        PAGE

                                    ARTICLE I
                                    THE OFFER

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         SECTION 1.01.  The Offer.......................................................  2
         SECTION 1.02.  Company Action..................................................  3

                                   ARTICLE II
                                PURCHASE AND SALE

         SECTION 2.01.  Purchase and Sale of the Shares.................................  3
         SECTION 2.02.  Purchase Price..................................................  4
         SECTION 2.03.  Closing.........................................................  4
         SECTION 2.04.  Closing Deliveries by the Company...............................  4
         SECTION 2.05.  Closing Deliveries by Purchasers................................  4

                                   ARTICLE III
                                   THE MERGER

         SECTION 3.01.  The Merger......................................................  5
         SECTION 3.02.  Effective Time; Closing.........................................  5
         SECTION 3.03.  Effect of the Merger............................................  6
         SECTION 3.04.  Articles of Incorporation; By-laws..............................  6
         SECTION 3.05.  Directors and Officers..........................................  6
         SECTION 3.06.  Conversion of Securities........................................  6
         SECTION 3.07.  Employee Stock Options and Other Equity Awards..................  7
         SECTION 3.08.  Dissenting Shares...............................................  8
         SECTION 3.09.  Surrender of Shares; Stock Transfer Books.......................  9

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 4.01  Organization and Qualification................................... 10
         SECTION 4.02  Capitalization................................................... 10
         SECTION 4.03  Authorization and Validity of Agreement.......................... 11
         SECTION 4.04  Consents and Approvals........................................... 12
         SECTION 4.05  No Violation..................................................... 12
         SECTION 4.06  SEC Reports; Financial Statements................................ 13
         SECTION 4.07  Company Statement; Schedule 13E-3; Schedule 13E-4................ 14
         SECTION 4.08  Compliance with Law.............................................. 14
         SECTION 4.09  Absence of Certain Changes....................................... 15
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         SECTION 4.10  No Undisclosed Liabilities....................................... 15
         SECTION 4.11  Litigation....................................................... 15
         SECTION 4.12  Employee Benefit Matters......................................... 16
         SECTION 4.13  Taxes............................................................ 18
         SECTION 4.14  Intellectual Property............................................ 19
         SECTION 4.15  Other Interests.................................................. 20
         SECTION 4.16  Labor Matters.................................................... 20
         SECTION 4.17  Brokers and Finders.............................................. 21
         SECTION 4.18  Opinions of Financial Advisors................................... 21
         SECTION 4.19  Real Property and Leases......................................... 21
         SECTION 4.20  Material Contracts............................................... 22
         SECTION 4.21  Certain Business Practices....................................... 23
         SECTION 4.22  Accounting Treatment............................................. 24
         SECTION 4.23  Stock Retention Agreements....................................... 24

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         SECTION 5.01  Organization and Qualification................................... 24
         SECTION 5.02  Authorization and Validity of Agreement.......................... 25
         SECTION 5.03  Consents and Approvals........................................... 25
         SECTION 5.04  No Violation..................................................... 25
         SECTION 5.05  Offer Documents; Company Statement;  Schedule 13E-3;
                           Schedule 13E-4............................................... 26
         SECTION 5.06  Financing........................................................ 26
         SECTION 5.07  Brokers and Finders.............................................. 27
         SECTION 5.08  Operations of Purchasers......................................... 27

                                   ARTICLE VI
                                    COVENANTS

         SECTION 6.01  Conduct of the Business of the Company Pending the Merger........ 27
         SECTION 6.02  Access; Confidentiality.......................................... 29
         SECTION 6.03  Preparation of Company Statement; Shareholders' Meeting;
                           Further Actions.............................................. 29
         SECTION 6.04  Public Announcements............................................. 31
         SECTION 6.05  Recapitalization................................................. 31
         SECTION 6.06  Acquisition Proposals............................................ 31
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         SECTION 6.07  D&O Indemnification and Insurance................................ 32
         SECTION 6.08  Employee Benefits................................................ 33
         SECTION 6.09  Fees and Expenses................................................ 34
         SECTION 6.10  Debt Financing................................................... 34
         SECTION 6.11  Headquarters of the Company...................................... 35
         SECTION 6.12  Available Cash................................................... 35
         SECTION 6.13  Options.......................................................... 35

                                   ARTICLE VII
                                   CONDITIONS

         SECTION 7.01.  Conditions to the Stock Purchase................................ 35
         SECTION 7.02.  Conditions to the Merger........................................ 37

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01.  Termination..................................................... 39
         SECTION 8.02.  Effect of Termination........................................... 40
         SECTION 8.03.  Fees............................................................ 40
         SECTION 8.04.  Amendment....................................................... 41
         SECTION 8.05.  Waiver.......................................................... 41

                                    ARTICLE X
                               GENERAL PROVISIONS

         SECTION 9.01.  Non-Survival of Representations, Warranties and
                           Agreements................................................... 41
         SECTION 9.02.  Notices......................................................... 41
         SECTION 9.03.  Certain Definitions............................................. 43
         SECTION 9.04.  Severability.................................................... 44
         SECTION 9.05.  Entire Agreement; Assignment.................................... 44
         SECTION 9.06.  Parties in Interest............................................. 44
         SECTION 9.07.  Specific Performance............................................ 44
         SECTION 9.08.  Governing Law................................................... 45
         SECTION 9.09.  Joint and Several Obligations................................... 45
         SECTION 9.10.  Headings........................................................ 45
         SECTION 9.11.  Counterparts.................................................... 45
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ANNEX A  Conditions to the Offer

EXHIBIT A Amended and Restated Articles of Incorporation of Kinetic Concepts,
Inc.

EXHIBIT B Amended and Restated By-Laws of Kinetic Concepts, Inc.

EXHIBIT C  Agreement Among Shareholders
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                            Glossary of Defined Terms


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Defined Term                                                                    Location of Definition
------------                                                                    ----------------------
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 1987 Plan......................................................................  Section 3.07(a)
 1995 Plan......................................................................  Section 3.07(a)
 1997 Plan......................................................................  Section 3.07(a)
 Acquisition Proposal...........................................................  Section 6.07
 Action.........................................................................  Section 6.08(e)
 affiliate......................................................................  Section 9.03(a)
 Agreement......................................................................  Preamble
 Agreement Among Shareholders...................................................  Section 2.04(d)
 BT Alex. Brown.................................................................  Section 1.02(a)
 Articles of Merger.............................................................  Section 3.02
 beneficial owner...............................................................  Section 9.03(b)
 B Purchase Price...............................................................  Section 2.02(b)
 B Purchaser....................................................................  Preamble
 B Shares.......................................................................  Section 2.01(b)
 Board..........................................................................  Preamble
 business day...................................................................  Section 9.03(c)
 Certificate of Merger..........................................................  Section 3.02
 Certificates...................................................................  Section 3.09(b)
 Closing........................................................................  Section 2.03
 Closing Date...................................................................  Section 2.03
 Code...........................................................................  Section 4.12(a)
 Company........................................................................  Preamble
 Company Benefit Plans..........................................................  Section 4.12(a)
 Company Disclosure Schedule....................................................  Section 4.01
 Company SEC Documents..........................................................  Section 4.06
 Company Statement..............................................................  Section 4.07
 control........................................................................  Section 9.03(d)
 Costs..........................................................................  Section 6.08(a)
 Debt Financing.................................................................  Section 5.06
 Delaware Law...................................................................  Recitals
 Directors Plan.................................................................  Section 3.07(a)
 Dissenting Shares..............................................................  Section 3.08(a)
 D&O Insurance..................................................................  Section 6.08(c)
 Effective Time.................................................................  Section 3.02
 Environmental Laws.............................................................  Section 4.08
 Equity Financing...............................................................  Section 6.09
 EP Date........................................................................  Section 3.07(a)
 ERISA..........................................................................  Section 4.12(a)
 ESPP...........................................................................  Section 4.12(f)
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
Defined Term                                                                    Location of Definition
------------                                                                    ----------------------
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 Exchange Act...................................................................  Section 3.07(a)
 Expenses.......................................................................  Section 8.03(b)
 Fee............................................................................  Section 8.03(a)
 F Purchase Price...............................................................  Section 2.02(a)
 F Purchaser....................................................................  Preamble
 F Shares.......................................................................  Section 2.01(a)
 Foreign Benefit Plan...........................................................  Section 4.12(e)
 Governmental Entity............................................................  Section 6.03(d)
 Governmental Order.............................................................  Section 4.08
 HMO............................................................................  Section 4.12(d)
 Houlihan Lokey.................................................................  Section 1.02(a)
 HSR Act........................................................................  Section 4.04
 Indemnified Parties............................................................  Section 6.08(a)
 Intellectual Property..........................................................  Section 4.14(d)
 IRS............................................................................  Section 4.12(a)
 Knowledge......................................................................  Section 9.03(e)
 Law............................................................................  Section 4.08
 Licensed Intellectual Property.................................................  Section 4.14(a)
 Liens..........................................................................  Section 4.19(b)
 Material Adverse Effect........................................................  Section 9.03(f)
 Material Contracts.............................................................  Section 4.20(a)
 Maximum Number.................................................................  Recitals
 Merger.........................................................................  Recitals
 Merger Consideration...........................................................  Section 3.06(a)
 Minimum Condition..............................................................  Section 1.01(a)
 Notice Date....................................................................  Section 3.07(a)
 Offer..........................................................................  Recitals
 Offer Documents................................................................  Section 1.01(c)
 Offer to Purchase..............................................................  Section 1.01(c)
 Option Plans...................................................................  Section 3.07(a)
 Options........................................................................  Section 3.07(a)
 Original Expiration Date.......................................................  Section 1.01(b)
 Owned Intellectual Property....................................................  Section 4.14(b)
 Paying Agent...................................................................  Section 3.10(a)
 Permits........................................................................  Section 4.08
 Permitted Liens................................................................  Section 4.19(b)
 Per Share Amount...............................................................  Recitals
 Person.........................................................................  Section 9.03(g)
 Preferred Stock................................................................  Section 4.02(a)
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Defined Term                                                                    Location of Definition
------------                                                                    ----------------------
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 Purchase Date..................................................................  Section 4.12(f)
 Purchaser Disclosure Schedule..................................................  Section 5.04
 Purchaser Parties..............................................................  Section 6.08(e)
 Purchasers.....................................................................  Preamble
 Schedule 13E-3.................................................................  Section 1.01(c)
 Schedule 13E-4.................................................................  Section 1.01(c)
 Scheduled Intellectual Property................................................  Section 4.14(a)
 SEC............................................................................  Section 1.01(c)
 Securities Act.................................................................  Section 4.06(a)
 Shareholder....................................................................  Recitals
 Shareholder Support Agreement..................................................  Recitals
 Shares.........................................................................  Recitals
 Shareholders' Meeting..........................................................  Section 6.03(c)
 Stock Purchase.................................................................  Recitals
 Stock Retention Agreement......................................................  Section 4.23
 subsidiary.....................................................................  Section 9.03(h)
 Surviving Corporation..........................................................  Section 3.01
 Tax............................................................................  Section 4.13(a)
 Texas Law......................................................................  Recitals
 Transactions...................................................................  Section 1.01(c)
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
            TRANSACTION AGREEMENT, dated as of October 2, 1997 (this
"Agreement"), among FREMONT PURCHASER II, INC., a Delaware corporation ("F
Purchaser"), RCBA PURCHASER I, L.P., a Delaware limited partnership ("B
Purchaser" and, together with F Purchaser, "Purchasers") and KINETIC CONCEPTS,
INC., a Texas corporation (the "Company").

            WHEREAS, the Board of Managers or Directors, as the case may be, of each Purchaser and the Company has each determined that it is in the best interests of its members or shareholders, as the case may be, for Purchasers to acquire the Company upon the terms and subject to the conditions set forth herein; and

            WHEREAS, in furtherance of such acquisition, it is proposed that the Company shall make a cash tender offer (the "Offer") to acquire all of the shares of Common Stock, par value $.001 per share, of the Company (shares of Common Stock of the Company being collectively referred to as "Shares") for $19.25 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Per Share Amount") net to the seller in cash, upon the terms and subject to the conditions of this Agreement and the Offer; and

            WHEREAS, the Board of Directors of the Company (the "Board") has unanimously approved the making of the Offer and resolved and agreed to recommend that holders of Shares tender their Shares pursuant to the Offer; and

            WHEREAS, also in furtherance of such acquisition, the Board of Managers or Directors, as the case may be, of each Purchaser and the Company has each approved the purchase by Purchasers and the sale by the Company (the "Stock Purchase") of 8,083,712 Shares for the Per Share Amount immediately prior to the consummation of the Offer; and

            WHEREAS, also in furtherance of such acquisition, the Board of Managers or Directors, as the case may be, of each Purchaser and the Company has each approved the merger (the "Merger") of Purchasers with and into the Company in accordance with the General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware ("Delaware Law") and the Texas Business Corporation Act ("Texas Law") following the consummation of the Offer and upon the terms and subject to the conditions set forth herein; and

            WHEREAS, F Purchaser and B Purchaser have entered into a support agreement with James Leininger (the "Shareholder"), dated as of the date hereof (the "Shareholder Support Agreement"), providing, subject to certain conditions, for (i) the grant by the Shareholder to F Purchaser of an option on up to 2,529,197 Shares at the Per Share Amount, subject to the conditions set forth therein, (ii) the grant by the Shareholder to B Purchaser of an option on up to 1,670,803 Shares at the Per Share Amount, subject to the conditions set forth therein, (iii) the tender of 13,792,211 Shares owned or controlled by the Shareholder pursuant to the Offer and (iv) the voting by the Shareholder of all Shares owned
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                                        2

or controlled by the Shareholder at the time of the Shareholders' Meeting in favor of the Merger.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchasers and the Company hereby agree as follows:


                                    ARTICLE I

                                    THE OFFER

            SECTION 1.01. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events set forth in Annex A hereto shall have occurred or be existing, the Company shall commence the Offer as promptly as reasonably practicable after the date hereof. The obligation of the Company to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to the condition (the "Minimum Condition") that at least 27,500,000 Shares shall have been validly tendered and not withdrawn prior to the expiration of the Offer and also shall be subject to the satisfaction of the other conditions set forth in Annex A hereto. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition), the Company shall pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn.

            (b) Notwithstanding any other provision contained herein, including, without limitation, Section 1.01(a), the Company shall, at the direction of Purchasers, extend the Offer one or more times for a period not to exceed 10 business days in aggregate.

            (c) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the Securities and Exchange Commission (the "SEC") an Issuer Tender Offer Statement on Schedule 13E-4 (together with all amendments and supplements thereto, the "Schedule 13E-4") with respect to the Offer, and the Company, the Shareholder and Purchasers shall file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the "Schedule 13E-3") with respect to the Offer, the Stock Purchase, the Merger and the other transactions contemplated by this Agreement (collectively, the "Transactions"). The Schedule 13E-4 and the
Schedule 13E-3 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal, any related summary advertisement and any other documents related to the Offer (the Schedule 13E-4, the Schedule 13E-3, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Each Purchaser and the Company agree to correct promptly any
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                                        3

information provided by it for use in the Offer Documents which shall have become false or misleading, and Purchasers and the Company further agree to take all steps necessary to cause the Schedule 13E-4 and the Schedule 13E-3 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

            SECTION 1.02. Company Action. (a) The Company hereby approves of and agrees to undertake the Offer and represents that (i) the Board, at a meeting duly called and held on October 1, 1997, has unanimously (A) determined that this Agreement and the Transactions are fair to and in the best interests of the holders of Shares, (B) approved and adopted this Agreement and the Merger and
(C) recommended that the shareholders of the Company accept the Offer and approve and adopt this Agreement and the Merger, (ii) BT Alex. Brown Incorporated ("BT Alex. Brown") has delivered to the Board an opinion to the effect that, as of the date of this Agreement, the cash consideration to be received in the Offer and the Merger by the holders of Shares (other then B Purchaser and its affiliates and any other holders of Shares who will retain Shares following consummation of the Offer and the Merger) is fair from a financial point of view to such holders and (iii) Houlihan Lokey Howard & Zukin ("Houlihan Lokey") has delivered to the Board and Purchasers an opinion that the Company will be solvent following the purchase of Shares pursuant to the Offer and related matters. The Company agrees to include in the Offer Documents the recommendation of the Board described in the immediately preceding sentence. The Company has been advised by each of its directors and executive officers (other than the Shareholder and as otherwise provided in any Stock Retention Agreement) that they intend either to tender all Shares beneficially owned by them to the Company pursuant to the Offer or to vote such Shares in favor of the approval and adoption by the shareholders of the Company of this Agreement and the Merger. The Company has been advised by the Shareholder that the Shareholder intends to tender 13,792,211 Shares pursuant to the Offer and to vote any Shares then owned or controlled by him in favor of approval and adoption of this Agreement and the Merger.

            (b) The Company shall take all action as may be necessary to effect the Offer as contemplated by this Agreement, including, without limitation, promptly mailing the Offer Documents to the record holders and beneficial owners of the Shares.



                                   ARTICLE II

                                PURCHASE AND SALE

            SECTION 2.01. Purchase and Sale of the Shares. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall sell to F

Purchaser, and F Purchaser shall purchase from the Company, 7,179,066 Shares (the "F Shares").

            (b) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall sell to B Purchaser, and B Purchaser shall purchase from the Company, 904,646 Shares (the "B Shares").

            (c)   In the event the Equity Financing is reduced pursuant to
Section 5.06, the number of F Shares and B Shares to be purchased at the Closing shall be adjusted accordingly.

            SECTION 2.02. Purchase Price. (a) The aggregate purchase price for the F Shares shall be the number of F Shares multiplied by the Per Share Amount (the "F Purchase Price").

            (b) The aggregate purchase price for the B Shares shall be the number of B Shares multiplied by the Per Share Amount (the "B Purchase Price).

            SECTION 2.03. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the F Shares and the B Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the day the Offer is scheduled to expire, or at such other place or at such other time or on such other date as the Company and Purchasers may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

            SECTION 2.04. Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to Purchasers:

            (a) stock certificates evidencing the F Shares and the B Shares, respectively;

            (b)   a receipt for the F Purchase Price and the B Purchase Price;

            (c) the certificates and other documents required to be delivered pursuant to Section 7.01(c)(iii); and

            (d) an executed copy of the Agreement Among Shareholders in the form attached as Exhibit C (the "Agreement Among Shareholders").

            SECTION 2.05. Closing Deliveries by Purchasers. (a) At the Closing, F Purchaser shall deliver to the Company:

            (i) the F Purchase Price by wire transfer in immediately available funds as directed in writing by the by the Company at least three business day prior to the Closing;

            (ii) the certificates and other documents required to be delivered pursuant to Section 7.01(b)(iii); and

            (iii) an executed copy of the Agreement Among Shareholders.

            (b)   At the Closing, B Purchaser shall deliver to the Company:

            (i) the B Purchase Price by wire transfer in immediately available funds as directed in writing by the Company at least three business day prior to the Closing;

            (ii) the certificates and other documents required to be delivered pursuant to Section 7.01(b)(iii); and

            (iii) an executed copy of the Agreement Among Shareholders.


                                   ARTICLE III

                                   THE MERGER

            SECTION 3.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Delaware Law and Texas Law, at the Effective Time (as hereinafter defined), each Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchasers shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

            SECTION 3.02. Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware and articles of merger (the "Articles of Merger") with the Secretary of the State of Texas, in such form or forms as is required by, and executed in accordance with the relevant provisions of, Delaware Law and Texas Law, respectively (the date and time of the later of such filings being the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.
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                                        6


            SECTION 3.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Texas Law, including, without limitation, Article 5.06 of Texas Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and each Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchasers shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

            SECTION 3.04. Articles of Incorporation; By-laws. (a) At the Effective Time, the Articles of Incorporation attached hereto as Exhibit A shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

            (b) At the Effective Time, the By-laws attached hereto as Exhibit B shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law and such By-laws.

            SECTION 3.05. Directors and Officers. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

            SECTION 3.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of either Purchaser, the Company or the holders of any of the following securities:

            (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 3.06(b), any Shares to remain outstanding pursuant to Section 3.06(c) and any Dissenting Shares) shall be cancelled and shall be converted automatically into the right to receive an amount equal to the Per Share Amount in cash (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in
      Section 3.08, of the certificate that formerly evidenced such Share;

            (b) (i) Each Share held in the treasury of the Company and each Share owned by any direct or indirect wholly owned subsidiary of the Company and each Share owned by the Purchasers immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto;

            (ii) Each (A) share of common stock of the F Purchaser outstanding immediately prior to the Effective Time shall be converted and exchanged for a number of validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Surviving Corporation equal to the quotient obtained by dividing the number of F Shares by the number of outstanding shares of common stock of the F Purchaser and (B) limited or general partnership interest of B Purchaser shall be converted and exchanged for a number of validly issued, fully paid and nonassessable shares of common stock, par value $.001 per share, of the Surviving Corporation equal to the quotient obtained by dividing the number of B Shares by the number of partnership interests; and

            (c) The 6,064,155 of the Shares held by and registered in the name of the Shareholder at the Effective Time, 3,837,890 of the Shares held by and registered in the names of Stinson Capital Partners, L.P., BK Capital Partners IV, L.P., the Carpenters Pension Trust for Southern California, United Brotherhood of Carpenters and Joiners of America Local Unions and Councils Pension Fund, Insurance Company Supported Organizations Pension Plan, Richard C. Blum & Associates, L.P., Richard C. Blum & Associates, Inc., Richard C. Blum, Prism Partners I, L.P., Weintraub Capital Management, Fremont Partners L.P., FP Advisors, L.L.C., Fremont Group, L.L.C., and Fremont Investors Inc. and the aggregate number of Shares owned by senior management pursuant to Stock Retention Agreements, shall not be cancelled as provided above, but shall remain outstanding.

            SECTION 3.07. Employee Stock Options and Other Equity Awards. (a) Except to the extent payment has been made as provided in Section 6.13 or as may otherwise be agreed by Purchasers and any holder of any outstanding employee or director options to purchase Shares, including any tandem stock appreciation right ("Options"), granted under the Company's 1997 Stock Incentive Plan, (the "1997 Plan"), 1995 Senior Executive Stock Option Plan (the "1995 Plan"), 1988 Directors Stock Option Plan (the "Directors Plan") the 1987 Key Contributor Stock Option Plan (the "1987 Plan") and, together with the 1997 Plan, the 1995 Plan and the Directors Plan, the "Option Plans"), (i) each of such holder's Options under the Option Plans shall become fully exercisable, according to its terms, as of the time provided in the notice from the Company, (ii) each of such holder's Options under the Options Plans shall be exercisable until the last day provided in such notice (the "Notice Date"), which will be prior to the last day of the Offer, (iii) each of such holder's Options may be surrendered prior to the Notice Date for the right to receive cash in an amount determined in accordance with the applicable Option Plan, provided, however, that Options granted under the 1997 Plan may be so surrendered on or prior to the last day in the applicable 90 day Change of Control Exercise Period, as defined in the 1997 Plan (the "EP Date"), and (iv) all Options remaining unexercised that have not been surrendered as of the Effective Time (or, in the case of Options granted under the 1997 Plan, the EP Date) shall be canceled provided, further, that with respect to any Person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall use its reasonable efforts to ensure that any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such Person under
Section 16(b) of the Exchange Act but in no event shall Purchasers or the Company be required to indemnify such Person for any loss, cost or damages sustained by such Person as a result of Section 16(b) of the Exchange Act. All applicable withholding taxes attributable to payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under this Section 3.07 and all such taxes attributable to the exercise of Options shall be withheld from the proceeds received in respect of the Shares issuable upon such exercise.

            (b) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Option Plans, the Option Plans shall terminate as of the Effective Time and any rights under any provisions in any other plan, program or arrangement providing for the issuance or grant by the Company of any interest in respect of the capital stock of the Company shall be cancelled as of the Effective Time.

            SECTION 3.08. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have properly perfected dissenter's rights for such Shares in accordance with Article
5.12 of Texas Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration unless and until such shareholders shall have withdrawn or lost such shareholder's dissenter's rights. Such shareholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of Article
5.12 of Texas Law, except that all Dissenting Shares held by shareholders who shall have withdrawn or lost such dissenter's rights under Article 5.12 of Texas Law shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.08, of the certificate or certificates that formerly evidenced such Shares.

            (b) The Company shall give Purchasers (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Texas Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Texas Law. The Company shall not, except with the prior written consent of each Purchaser (which consent shall not be unreasonably withheld), make any payment with respect to Dissenting Shares or offer to settle or settle any claims or demands with respect to Dissenting Shares.

            SECTION 3.09. Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchasers shall designate a bank or trust company (which bank or trust company shall be reasonably acceptable to the Company) to act as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 3.06(a). Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1.0 billion (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise).

            (b) Promptly after the Effective Time, the Surviving Corporation or the Company, as the case may be, shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 3.06(a), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be cancelled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

            (c) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

            (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Purchasers as follows:

            SECTION 4.01 Organization and Qualification. The Company and each of its subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not have a Material Adverse Effect. True and complete copies of the Articles or Certificates of Incorporation and the by-laws of the Company and each of its subsidiaries have been made available to Purchasers. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each such subsidiary and the percentage of the outstanding capital stock of each such subsidiary owned by the Company and its subsidiaries, is set forth in Section 4.01 of the Company's disclosure schedule delivered to Purchasers in connection with this Agreement (the "Company Disclosure Schedule").

            SECTION 4.02 Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 Shares and 20,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). As of the date of this Agreement, (i) 42,636,016 Shares were issued and outstanding and 186,824 Shares were held in treasury, (ii) 3,629,133

Shares were reserved for issuance pursuant to outstanding Options and 2,672,300 Shares were reserved for issuance in respect of future grants of Options, and
(iii) no shares of Preferred Stock were issued and outstanding. All outstanding Shares are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth in this Section 4.02(a) or as disclosed in the Company SEC Documents or in Section 4.02(a) of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which the Company is a party or by which the Company is bound which obligate the Company to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional Shares or any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such Shares or (ii) purchase, redeem or otherwise acquire any Shares and any other capital stock of the Company. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Shares or any capital stock of any such subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary (other than a wholly owned subsidiary of the Company) or any other Person. Each outstanding share of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company and its subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except for liens arising by operation of law that are not in the aggregate material.

            (b) Except as provided in the Company SEC Documents or in Section 4.02(b) of the Company Disclosure Schedule, there are no voting trusts or shareholder agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

            SECTION 4.03 Authorization and Validity of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions in accordance with the terms hereof (subject to the approval and adoption of this Agreement and the Merger by the holders of two-thirds of the outstanding Shares, if required by applicable law, and the filing and recordation of appropriate merger documents as required by Delaware Law and Texas Law). The Board has duly authorized the execution, delivery and performance of this Agreement by the Company, and no other corporate action or other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Transactions (other than the approval and adoption of this Agreement and the Merger by the holders of two-thirds of the outstanding Shares, if required by applicable law). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding obligation of Purchasers, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board has taken all necessary actions such that the provisions of the Texas Business Combination Law, Articles 13.01 - 13.08 of Texas Law, do not apply to the Transactions.

            SECTION 4.04 Consents and Approvals. Neither the execution and delivery of this Agreement by the Company nor the performance of this Agreement by the Company and the consummation by the Company of the Transactions will require on the part of the Company or any of its subsidiaries any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the applicable requirements of the Exchange Act and the SEC's rules and regulations promulgated thereunder and state takeover laws (iii) the filing and recordation of the Certificate of Merger pursuant to Delaware Law and the Articles of Merger pursuant to Texas Law and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (iv) as set forth in Section 4.04 of the Company Disclosure Schedule or (v) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, have a Material Adverse Effect or restrict or prevent the consummation of the Transactions.

            SECTION 4.05 No Violation. Except as set forth in Section 4.05 of the Company Disclosure Schedule, assuming the Merger has been duly approved by the holders of two-thirds of the outstanding Shares, if required by applicable law, neither the execution and delivery of this Agreement by the Company nor the performance of this Agreement by the Company and the consummation by the Company of the Transactions will (a) conflict with or violate the Certificate or Articles of Incorporation of the Company or the By-laws of the Company or any of its subsidiaries, (b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any assets or property of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which would not individually or in the aggregate have a Material Adverse Effect or materially restrict or prevent the consummation of the Transactions or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in
Section 4.04 and this Section 4.05 are duly and timely obtained or made and the approval of the Merger by the holders of two-thirds of the outstanding Shares has been obtained if required by applicable law, conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective assets and properties, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect or materially restrict or prevent the consummation of the Transactions.

            SECTION 4.06 SEC Reports; Financial Statements. (a) Except as set forth on Section 4.06 of the Company Disclosure Schedule, since January 1, 1994 the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the SEC's rules and regulations promulgated thereunder and the Exchange Act and the SEC's rules and regulations promulgated thereunder (any such documents filed prior to the date hereof being collectively, the "Company SEC Documents"). The Company SEC Documents including, without limitation, any financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied as to form in all material respects with the applicable requirements of and the SEC's rules and regulations promulgated thereunder and the Exchange Act and the SEC's rules and regulations promulgated thereunder and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required to file any form, report or other document with the SEC.

            (b) Each of the consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents (excluding the Company SEC Documents described in Section 4.07) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of unaudited financial statements, as permitted by the requirements of Form 10-Q) and present fairly, in all material respects (subject, in the case of the unaudited statements, to normal year-end adjustments which such adjustments in the aggregate would not have a Material Adverse Effect and the absence of footnotes), the financial position of the Company as of the dates thereof and the results of the Company's operations and cash flows for the periods presented therein.

            (c) The Company has heretofore furnished or made available to Purchasers complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

            SECTION 4.07 Company Statement; Schedule 13E-3; Schedule 13E-4. The proxy statement to be sent to the shareholders of the Company in connection with the Shareholders' Meeting (such proxy statement, as amended or supplemented, being referred to herein as the "Company Statement"), as of the date first mailed to the shareholders of the Company and at the time of the Shareholders' Meeting, the Schedule 13E-3 and the Schedule 13E-4 at the time filed with the SEC will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company Statement, the Schedule 13E-3 and the Schedule 13E-4 will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the SEC rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on written information supplied by or on behalf of either Purchaser or any of their respective affiliates specifically for inclusion therein.

            SECTION 4.08 Compliance with Law. Except as set forth in the Company SEC Documents or in Section 4.08 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, rule, regulation, decree, ordinance, code requirement or order of any governmental or regulatory authority or rule of common law, including, without limitation, all federal and state antitrust law (whether statutory or otherwise) (collectively, "Law") applicable to the Company or any of its subsidiaries, or any of the products produced, distributed marketed or sold by the Company or any of its subsidiaries, except for violations which would not have a Material Adverse Effect. Section 4.08 of the Company Disclosure Schedule sets forth a brief description of each order, writ, judgment, injunction, decree, stipulation, determination or award (including, without limitation, recalls, field notifications or seizures) entered by or with any governmental or regulatory authority (each, a "Governmental Order") applicable to the Company and any of its subsidiaries. No such Governmental Order has had or is likely to have a Material Adverse Effect. Without limiting the foregoing, except for matters which would not, individually or in the aggregate, have a Material Adverse Effect and those matters disclosed in the Company SEC Documents or in Section 4.08 of the Company Disclosure Schedule, to the Knowledge of the Company, (a) the business of the Company and each of its subsidiaries is being conducted in compliance with applicable Environmental Laws, (b) the business of the Company and each of its subsidiaries has not, and no other Person has, made, caused or contributed to any material release of any hazardous or toxic waste or substance on, at or under any of the Company's or its subsidiaries' properties, and (c) neither the Company nor any of its subsidiaries is subject to any compliance, remediation or settlement agreement from an alleged violation of Environmental Laws. For purposes hereof, "Environmental Laws" shall mean all applicable Laws relating to pollution or protection of human health or the environment, including the Resource Conservation and Recovery Act, the Clean Air Act, the Water Pollution Control Act, the Toxic Substances Control Act and the Comprehensive Environmental Response, Compensation and Liability Act and analogous state Law. The Company and each of its subsidiaries hold all permits, licenses, exemptions, orders and approvals of governmental, administrative, and regulatory authorities, (collectively, "Permits") necessary for the conduct of their respective businesses, including, without limitation, all Permits issued by any governmental, administrative and regulatory authorities that are concerned with the safety, efficacy, reliability or manufacturing of medical products, as now being conducted and the same are in full force and effect, except where the failure to hold Permits, or for such Permits to be in full force and effect, would not, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 4.09 Absence of Certain Changes. Except as disclosed in the Company SEC Documents or in Section 4.09 of the Company Disclosure Schedule, since December 31, 1996, the Company and each of its subsidiaries have conducted its businesses only in the ordinary course of business and consistent with past practice and (a) there has not been any Material Adverse Effect and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (i) of Section 6.01.

            SECTION 4.10 No Undisclosed Liabilities. Except (a) for liabilities incurred in the ordinary course of business and consistent with past practice,
(b) liabilities incurred in connection with the Transactions, (c) liabilities which would not, individually or in the aggregate, have a Material Adverse Effect and (d) as disclosed in the Company SEC Documents or as set forth in
Section 4.10 of the Company Disclosure Schedule, from December 31, 1996, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected in or reserved against on a consolidated balance sheet, or in the notes thereto, of the Company prepared in accordance with generally accepted accounting principles consistent with past practice.

            SECTION 4.11 Litigation. Except as disclosed in the Company SEC Documents or in Section 4.11 of the Company Disclosure Schedule and except for regulatory proceedings of which the Company has not yet been notified (except to the extent the Company has Knowledge of any such regulatory proceeding), there are no claims, actions, proceedings or governmental, administrative or regulatory investigations pending, nor has the Company or any of its subsidiaries received notice of any threatened claims, actions, proceedings or governmental, administrative or regulatory investigations, against the Company or any of its subsidiaries by or before any court, arbitrator or administrative or governmental or regulatory body, domestic or foreign, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect or seek to delay or prevent the consummation of the Transactions. None of the Company, its subsidiaries, nor any of their respective assets is subject to any outstanding and unsatisfied order, writ, judgment, injunction, determination, award or decree which would, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 4.12 Employee Benefit Matters. (a) All employee benefit plans and other benefit arrangements covering employees of the Company and its subsidiaries are listed in Section 4.12 of the Company Disclosure Schedule (the "Company Benefit Plans"). True and complete copies of the Company Benefit Plans have been provided to Purchasers. Except as set forth in Section 4.12(a) of the Company Disclosure Schedule and to the extent applicable, the Company Benefit Plans comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified. Except as set forth in Section 4.12(a) of the Company Disclosure Schedule, no Company Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. Except as set forth in Section 4.12(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA with respect to any Company Benefit Plan. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with all applicable laws including, but not limited to, ERISA and the Code to the extent applicable thereto. Except as set forth in Section 4.12(a) of the Company Disclosure Schedule, to the Knowledge of the Company, there are no pending, nor has the Company or any of its subsidiaries received notice of any threatened, claims against or otherwise involving any of the Company Benefit Plans. No Company Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and to the Knowledge of the Company, no such audit or investigation is pending or threatened. All material contributions required to be made as of the date of this Agreement to the Company Benefit Plans have been made or provided for. Neither the Company nor any entity under "common control" with the Company within the meaning of Section 4001 of ERISA has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

            (b) Except as set forth in Section 4.12(b) of the Company Disclosure Schedule, the consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, trust, or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or either Purchaser to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by the Company, any of its subsidiaries, either Purchaser or any of their respective affiliates with respect to any employee of the Company or its subsidiaries will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            (c) Except as set forth in Section 4.12(c) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) maintains or contributes to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

            (d) With respect to each Company Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, all material claims incurred (including claims incurred but not reported) by employees thereunder for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims, or (iii) reflected as a liability or accrued for in
Section 4.12(d) of the Company Disclosure Schedule.

            (e) Except as set forth in Section 4.12(e) of the Company Disclosure Schedule or except as would not have a Material Adverse Effect, with respect to each Company Benefit Plan that is not subject to United States Law ("Foreign Benefit Plan"): (i) all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan, funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

            (f) The Company shall take such actions as are necessary to cause the Employee Stock Purchase Plan to terminate prior to the termination of the Offer. The Company shall take such actions as are necessary to cause any offer to purchase Shares pursuant to the Company's Employee Stock Purchase Plan (the "ESPP") to expire on or prior to the termination of the Offer. On such date, the Company shall apply the funds credited as of such date under the ESPP within each participant's payroll withholdings to the purchase of whole Shares in accordance with the terms of the ESPP.

            SECTION 4.13 Taxes. (a) For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

            (b) Except as disclosed in the Company SEC Documents or in Section 4.13(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries (i) have filed all federal, state, local and foreign Tax returns required to be filed by the Company or any of its subsidiaries for tax years ended prior to the date of this Agreement, except for those Tax returns the failure of which to file would not, individually or in the aggregate, have a Material Adverse Effect or for which requests for extensions have been timely filed, and all such returns are complete in all material respects, (ii) have paid or accrued all Taxes shown to be due and payable on such returns, (iii) have accrued all such Taxes for such periods subsequent to the periods covered by such returns, (iv) have "open" years for federal income tax returns only as set forth in the Company SEC Documents or in Section 4.13(b) of the Company Disclosure Schedule and (v) have not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. There are no liens for Taxes on the assets of the Company or any of its subsidiaries, except for liens that would not, individually or in the aggregate, have a Material Adverse Effect, liens for Taxes not yet due and payable, and except as set forth in the Company SEC Documents or in Section 4.13 of the Company Disclosure Schedule, there is no pending, nor has the Company or any of its subsidiaries received notice of any threatened Tax audit, examination, refund litigation or adjustment in controversy which, if determined adversely, would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

            SECTION 4.14 Intellectual Property. (a) Section 4.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all Intellectual Property owned by the Company for which registrations have been made or applied for, including all patents, trademarks, copyrights, mask works and other forms of registrable Intellectual Property (the "Scheduled Intellectual Property"). Except as would not individually or in the aggregate have a Material Adverse Effect and except as set forth in Section 4.14(a) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of the Scheduled Intellectual Property, free and clear of any Encumbrance. Except as would not individually or in the aggregate have a Material Adverse Effect and except as set forth in Section 4.14(a) of the Company Disclosure Schedule, the registrations made for the Scheduled Intellectual Property are current, outstanding and valid, and the Company has complied with all requirements to maintain such Intellectual Property in full force and effect.

            (b) The Scheduled Intellectual Property, together with all other Intellectual Property owned by the Company (collectively, the "Owned Intellectual Property"), constitute all of the Intellectual Property requisite and necessary for the conduct of the businesses of the Company. Except as set forth in Section 4.14(b) of the Company Disclosure Schedule, the Company does not have, nor does it require, any license (other than licenses generally available to the public at reasonable cost) from another in or to any material Intellectual Property that is material to the businesses of the Company. As a result of the Transaction, as of the Effective Date, the Company shall own all right, title and interest in and to all material Intellectual Property requisite and necessary for the conduct of the businesses of the Company. Except as provided on Section 4.14(b) of the Company Disclosure Schedule, the Company has not granted a license to another in or to any of the Owned Intellectual Property.

            (c) Except as provided on Section 4.14(c) of the Company Disclosure Schedule, to the Knowledge of the Company, no actions or proceedings involving the Company are pending or threatened, (i) which challenge the ownership, validity or enforceability of any of the Owned Intellectual Property,
(ii) which seek to restrict the use by the Company of any of the Owned Intellectual Property, or (iii) which allege that the Company infringes or violates the Intellectual Property of another. No pending or threatened action or proceeding, including but not limited to those on Section 4.14(c) of the Company Disclosure Schedule, would have a material effect on the businesses of the Company if decided adversely to the Company. To the Knowledge of the Company, the Company is aware of no infringement or violation of the Owned Intellectual Property by another.

            (d) For the purpose of this Section 4.14, the Company means the Company and its subsidiaries, and the Intellectual Property means (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iv) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (v) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (vi) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (vii) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (viii) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ix) copies and tangible embodiments of all the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (xi) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

            SECTION 4.15 Other Interests. Except as set forth in Section 4.15 of the Company Disclosure Schedule or in the Company SEC Documents, the Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

            SECTION 4.16 Labor Matters. Except as set forth in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is presently, nor has in the past been, a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the

Knowledge of the Company, threatened against the Company or any of its subsidiaries relating to their respective businesses except for any such proceeding which would not, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 4.17 Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for the Company, nor has the Company incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby, other than BT Alex. Brown and Houlihan Lokey, the fees and expenses of which shall be borne by the Company. The Company has furnished to Purchasers a complete and correct copy of all agreements between the Company and BT Alex. Brown and Houlihan Lokey pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

            SECTION 4.18 Opinions of Financial Advisors. (a) BT Alex. Brown has delivered its opinion, dated the date of this Agreement, to the Board to the effect that, as of such date, the cash consideration to be received in the Offer and the Merger by the holders of Shares (other than B Purchaser and its affiliates and any other holders of Shares who will retain Shares following consummation of the Offer and the Merger) is fair from a financial point of view to such holders and such opinion has not been withdrawn or modified in any material respect prior to consummation of the Offer.

            (b) Houlihan Lokey has delivered its opinion and report to the Board and Purchasers with respect to solvency and related matters, and such opinion has not been withdrawn or modified.

            SECTION 4.19 Real Property and Leases. (a) The Company and each of its subsidiaries has sufficient title to all of its properties and assets to conduct its businesses as currently conducted or as contemplated to be conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect.

            (b) Each parcel of real property owned or leased by the Company or any of its subsidiaries (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such subsidiary consistent with past practice, and (D) all matters of record, Liens and other imperfections of title and encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Permitted Liens"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, has any notice been received by the Company stating that any such condemnation, expropriation or taking been proposed.

            (c) All leases of real property leased for the use or benefit of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party requiring rental payments in excess of $100,000 on an annualized basis during the period of the lease, and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any of its subsidiaries, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any of its subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 4.20 Material Contracts. (a) Section 4.20(a) of the Company Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral arrangements to the extent legally binding) of the Company and each of its subsidiaries (such contracts and agreements, together with all contracts and agreements disclosed in Section 4.14 of the Disclosure Schedule, being "Material Contracts"):

            (i) each contract, agreement and other arrangement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company and each of its subsidiaries or otherwise related to the businesses of the Company and each of its subsidiaries under the terms of which the Company or any of its subsidiaries: (A) are likely to pay or otherwise give consideration of more than $3,000,000 in the aggregate during the calendar year ended December 31, 1997 or (B) are likely to pay or otherwise give consideration of more than $10,000,000 in the aggregate over the remaining term of such contract;

            (ii) each contract, agreement and other arrangement for the sale of inventory or other personal property or for the furnishing of services by the Company or any of its subsidiaries which: (A) is likely to involve consideration of more than $3,000,000 in the aggregate during the calendar year ended December 31, 1997 or (B) is likely to involve consideration of more than $10,000,000 in the aggregate over the remaining term of the contract;

            (iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or any of its subsidiaries is a party;

            (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any of its subsidiaries is a party and which are not cancelable without penalty or further payment in excess of $50,000 and without more than 90 days' notice;

            (v) all contracts and agreements relating to indebtedness of the Company or any of its subsidiaries or to any direct or indirect guaranty by the Company or any of its subsidiaries of indebtedness of any other Person;

            (vi) all contracts, agreements, commitments, written understandings or other arrangements with any Governmental Entity, to which the Company or any of its subsidiaries is a party (other than arrangements entered into in the ordinary course of business with hospitals or other medical facilities owned or operated by any such Governmental Entity);

            (vii) all contracts and agreements that limit or purport to limit the ability of the Company or any of its subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time; and

            (viii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and its subsidiaries, taken as a whole, or the conduct of the business of the Company and its subsidiaries, taken as a whole, or the absence of which would, in the aggregate, have a Material Adverse Effect.

            (b) Except as disclosed in Section 4.20(b) of the Company Disclosure Schedule, each Material Contract: (i) is legal, valid and binding on the Company or its respective subsidiary party thereto and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 4.04 of the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any of its subsidiaries is in breach of, or default under, any Material Contract.

            (c) No other party to any Material Contract is, to the Knowledge of the Company, in material breach thereof or default thereunder.

            (d) Except as disclosed in Section 4.20(d) of the Company Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the properties or assets of the Company or any of its subsidiaries.

            SECTION 4.21 Certain Business Practices. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner related to the business or operations of the Company or any of its subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Company or any of its subsidiaries or any officer, director, partner, employee or agent of any such customer or supplier for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of the Company and its subsidiaries.

            SECTION 4.22 Accounting Treatment. The Company has received from Ernst & Young LLP a letter in form and substance reasonably satisfactory to Purchasers that the Transactions will receive recapitalization accounting treatment and such letter has not been withdrawn or modified.

            SECTION 4.23 Stock Retention Agreements. Certain employees have, on the date hereof, and the Company shall use all reasonable efforts to have certain employees listed in Section 4.23 of the Company Disclosure Schedule enter into agreements pursuant to which such employees will retain stock or options in the Surviving Corporation (each such agreement being a "Stock Retention Agreement"). The Company shall not enter into any Stock Retention Agreement without the prior consent of Purchasers.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

            Purchasers hereby represent and warrant, jointly and severally, to the Company as follows:

            SECTION 5.01 Organization and Qualification. Each Purchaser is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not materially restrict or prevent the consummation of the Transaction.

            SECTION 5.02 Authorization and Validity of Agreement. Each Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the Transactions in accordance with the terms hereof. The Board of Managers of each Purchaser has duly authorized the execution, delivery and performance of this Agreement by such Purchaser, and no other action or other proceedings on the part of either Purchaser is necessary to authorize this Agreement or the Transactions. This Agreement has been duly and validly executed and delivered by each Purchaser and, assuming this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of each Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 5.03 Consents and Approvals. Neither the execution and delivery of this Agreement by Purchasers nor the performance of this Agreement by Purchasers or the consummation by Purchasers of the Transactions will require on the part of either Purchaser or any of its respective affiliates any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, except (a) in connection with the applicable requirements of the HSR Act, (b) pursuant to the applicable requirements of the Exchange Act and the SEC's rules and regulations promulgated thereunder and state takeover laws, (c) the filing and recordation of the Certificate of Merger pursuant to Delaware Law and the Articles of Merger pursuant to Texas Law, (d) as set forth in Section 5.03 of Purchasers' disclosure schedule delivered to the Company in connection with this Agreement (the "Purchaser Disclosure Schedule") or (e) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not materially restrict or prevent the consummation of the Transactions.

            SECTION 5.04 No Violation. Except as set forth in Section 5.04 of the Purchaser Disclosure Schedule, neither the execution and delivery of this Agreement by Purchasers nor the performance of this Agreement by Purchasers or the consummation by Purchasers of the Transactions will (a) conflict with or violate the organizational documents of either Purchaser, (b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any assets or property of either of Purchasers pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which either of Purchasers is a party or by which either of Purchasers or any of their respective assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which consents have been obtained or which would not individually or in the aggregate materially restrict or prevent the consummation of the transactions contemplated hereby or
(c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 5.03 and this Section 5.04 are duly and timely obtained or made, conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to either Purchaser, except for such violations which would not restrict prevent the consummation of the Transactions.

            SECTION 5.05 Offer Documents; Company Statement; Schedule 13E-3;
Schedule 13E-4. No information supplied by or on behalf of Purchasers specifically for inclusion in the Company Statement, Schedule 13E-3 or Schedule 13E-4 will, at the respective times filed with the SEC or other governmental entity, or at any time thereafter when the information included therein is required to be updated pursuant to applicable law, or, in the case of the Company Statement, at the date mailed to the Company's shareholders and at the time of the Shareholders' Meeting, contain any untrue statement of a material act or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 will, when filed by Purchasers with the SEC or other governmental entity, comply as to form in all material respects with the provisions of the Exchange Act and the SEC's rules and regulations promulgated thereunder.

            SECTION 5.06 Financing. Purchasers have provided the Company with complete and correct copies of (a) a commitment letter dated the date hereof from Bank of America National Trust and Savings Association pursuant to which it has committed, subject to the terms and conditions set forth therein, to provide a senior credit facility in an aggregate amount of $300,000,000 and a tender facility in an aggregate amount of $130,000,000 to finance the Transactions and
(b) a letter dated the date hereof from BT Alex. Brown pursuant to which it has indicated that it is highly confident of its ability to underwrite in the public markets, subordinated notes in an aggregate amount of $200,000,000 to finance the Transactions. The financing to be provided pursuant to the foregoing arrangements is hereinafter referred to as the "Debt Financing". As of the date hereof, the commitment letter and the highly confident letter relating to the Debt Financing referred to above have not been withdrawn. At the Closing, F Purchaser will have available $17,414,435.50 and B Purchaser will have available $138,197,020.50 for purposes of consummating the Closing (the "Equity Financing"), reduced by an amount equal to the sum of (i) the number of shares purchased by B Purchaser between the date hereof and the expiration of the Offer multiplied by the Per Share Amount, (ii) the number of Shares retained by management pursuant to Stock Retention Agreements entered into after the date hereof multiplied by the Per Share Amount and (iii) the number of Options retained by management pursuant to Stock Retention Agreements entered into after the date hereof multiplied by the excess of the Per Share Amount over the exercise price of such Options.

            SECTION 5.07 Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for either Purchaser, nor has either Purchaser incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the Transactions.

            SECTION 5.08 Operations of Purchasers. Purchasers have been formed solely for the purpose of engaging in the Transactions and prior to the Closing Date will have engaged in no other business activities.


                                   ARTICLE VI

                                    COVENANTS

            SECTION 6.01 Conduct of the Business of the Company Pending the Merger. From the date hereof until the Effective Time, the Company shall conduct the business of the Company and each of its subsidiaries in all material respects only in the ordinary course consistent with past practice, shall use all reasonable efforts to preserve intact the business organization of the Company and keep available the services of its present key officers and employees (provided, however, that to satisfy the foregoing obligation, the Company shall not be required to make any payments or enter into or amend any contractual arrangements or understandings, except in the ordinary course of business consistent with past practice) and shall use all reasonable efforts to preserve the current relationships of the Company and each of its subsidiaries with customers and suppliers with which the Company or such subsidiary has significant business relations and, except as otherwise required by applicable law or as set forth in Section 6.01 of the Company Disclosure Schedule, the Company shall not, without the prior consent of Purchasers (which consent shall not be unreasonably withheld):

            (a)   amend its Articles of Incorporation or By-Laws;

            (b) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of its capital stock (other than a quarterly cash dividend of $.0375 per Share for the third quarter of fiscal year 1997), and not reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (c) issue, grant, sell, dispose of, encumber or pledge or agree to or authorize the issuance, grant, sale, disposition, encumbrance of or pledge of any shares of, or rights of any kind to acquire any shares of, the capital stock of any class of or any other ownership interest in the Company or any of its subsidiaries (other than pursuant to the Transactions);

            (d) acquire, sell, transfer, lease or encumber any material assets except in the ordinary course of business and consistent with past practice;

            (e) adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company or any of its subsidiaries;

            (f) grant any severance or termination pay to, or enter into any employment agreement with, any executive officer or director of the Company, other than in the ordinary course of business and consistent with past practice;

            (g) except in the ordinary course of business, increase the compensation payable or to become payable to its officers or employees, enter into any contract or other binding commitment in respect of any such increase (other than pursuant to a Company Benefit Plan or policy or agreement existing as of the date hereof) to, or enter into any severance agreement with any director, executive officer or other employee of the Company or establish, adopt, enter into, make any new grants or awards under or amend, any Company Benefit Plan, except as required by applicable law, to maintain tax-qualified status or as may be required by any Company Benefit Plan as of the date hereof;

            (h) settle or compromise any material claims or litigation or, except in the ordinary course of business and consistent with past practice, modify, amend or terminate any Material Contracts or waive, release or assign any material rights or claims, or make any payment, direct or indirect, of any material liability of the Company before the same becomes due and payable in accordance with its terms;

            (i) take any action, other than in the ordinary course of business and consistent with past practice with respect to accounting policies or procedures (including tax accounting policies and procedures); except as may be required by law or generally accepted accounting principles;

            (j) make any Tax election or permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Purchasers, except in the ordinary course of business and consistent with past practice;

            (k) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; or (iv) authorize any single capital expenditure which is in excess of $2,000,000 or capital expenditures which are, in the aggregate, in excess of $9,000,000 for the Company and its subsidiaries taken as a whole; or

            (l) authorize or enter into an agreement to do any of the foregoing.

            SECTION 6.02 Access; Confidentiality. (a) From the date of this Agreement until the Effective Time, upon reasonable prior notice to the Company, the Company shall give Purchasers and their authorized representatives, and Persons providing or committing to provide Purchasers with financing for the Transactions and their representatives, reasonable access to its officers, properties, books and records and shall furnish Purchasers and each of their authorized representatives with such financial and operating data and other information concerning the business and properties of the Company as Purchasers from time to time may reasonably request.

            (b) Purchasers will hold and will cause their respective affiliates, agents and other representatives to keep all documents and information concerning the Company furnished to Purchasers or their respective representatives in connection with the Transactions confidential in accordance with a confidentiality agreement dated March 10, 1997, between the Company and Fremont Group L.L.C. and a confidentiality agreement dated March 11, 1997 between the Company and Richard C. Blum & Associates, L.P., which confidentiality agreements shall remain in full force and effect until the termination of this Agreement or otherwise in accordance with its terms.

            SECTION 6.03 Preparation of Company Statement; Shareholders' Meeting; Further Actions. (a) The Company shall file the Offer Documents and, if required by law, the Company Statement with the SEC. Each Purchaser shall cooperate with the Company in connection with the preparation of the Offer Documents and the Company Statement including, but not limited to, furnishing to the Company any and all information regarding such Purchaser and any of its affiliates as may be required to be disclosed therein. The Company shall use its commercially reasonable efforts to cause the Offer Documents and the Company Statement to be mailed to the Company's shareholders as promptly as practicable after the date hereof in the case of the Offer Documents or after the consummation of the Offer in the case of the Company Statement.

            (b) The Company shall as promptly as practicable notify Purchasers of the receipt of any comments from the SEC. All filings by the Company with the SEC and all mailings to the Company's shareholders in connection with the Transactions, including the

Offer Documents and the Company Statement, shall be subject to the prior review, comment and approval of Purchasers (such approval not to be unreasonably withheld or delayed).

            (c) If required by applicable law in order to consummate the Merger, the Company, acting through the Board, shall, in accordance with applicable law and the Company's Articles of Incorporation and By-laws, (i) duly call, give notice of, convene and hold an annual or special meeting of its shareholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the Merger (the "Shareholders' Meeting") and (ii) subject to its fiduciary duties under applicable law as advised in writing by outside counsel, (A) include in the Company Statement the unanimous recommendation of the Board that the shareholders of the Company approve and adopt this Agreement and the Merger and
(B) use its best efforts to obtain such approval and adoption. At the Shareholders' Meeting, Purchasers shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the approval and adoption of this Agreement and the Merger.

            (d) Subject to the terms and conditions of this Agreement and applicable law, each of the parties shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions as soon as practicable, including such actions or things as any other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the Transactions to be fully satisfied. Without limiting the foregoing, the parties shall (and shall cause their respective subsidiaries, and use commercially reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to any court, administrative agency or commission or other governmental authority, or instrumentality, domestic or foreign (collectively, "Governmental Entity") or other Person or entity as soon as reasonably practicable after filing; (ii) make promptly its respective filings, and thereafter make any other required submissions, under, seeking early termination of any waiting period under, the HSR Act; (iii) providing all such information concerning such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; (iv) consummating and making effective the transactions contemplated hereby; and (v) in the event and to the extent required, amending this Agreement so that this Agreement and the Offer and the Merger comply with Delaware Law and Texas Law. Prior to making any application to or filing with any Governmental Entity or other Person or entity in connection with this Agreement (other than filing under the HSR Act), each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their commercially reasonable efforts to take all such action.

            SECTION 6.04 Public Announcements. The Company and Purchasers will obtain the consent of one another prior to issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to obtaining such consent, except as may be required by applicable law or pursuant to the rules and regulations of the NASDAQ National Market

            SECTION 6.05 Recapitalization. The Company shall cooperate with any reasonable requests of Purchasers or the SEC related to the reporting of the Transactions as a recapitalization for financial reporting purposes including, without limitation, to assist Purchasers and their affiliates with any presentation to the SEC with regard to such reporting and to include appropriate disclosure with regard to such reporting in all filings with the SEC and mailings to the shareholders of the Company made in connection with the Offer or the Merger. In furtherance of the foregoing, the Company shall provide to Purchasers for the prior review of Purchasers' advisors any description of Transactions which is meant to be disseminated.

            SECTION 6.06 Acquisition Proposals. Neither the Company nor any of its subsidiaries shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any recapitalization, business combination or similar transaction with the Company or any of its subsidiaries (any communication with respect to the foregoing being an "Acquisition Proposal") or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that, at any time prior to the purchase of Shares by the Company pursuant to the Offer, the Company may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written Acquisition Proposal which was not solicited or encouraged after the date of this Agreement if the Board determines in good faith by a majority vote
(i) after consultation with and receipt of advice from its outside legal counsel, that failing to take such action is reasonably determined to constitute a breach of the fiduciary duties of the Board under applicable Law, (ii) after consultation with and receipt of advice from a nationally recognized investment banking firm, that such proposal is more favorable to the Company's Shareholders from a financial point of view than the Transactions (including any adjustment to the terms and conditions proposed by

Purchasers in response to such Acquisition Proposal), (iii) that sufficient commitments have been obtained with respect to such Acquisition Proposal that the Board reasonably expects a transaction pursuant to such Acquisition Proposal could be consummated and (iv) that such Acquisition Proposal is not subject to any regulatory approvals that could reasonably be expected to prevent consummation. The Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. From and after the execution of this Agreement, the Company shall immediately advise Purchasers in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Acquisition Proposal (including the specific terms thereof and the identity of the other party or parties involved) and furnish to Purchasers within 48 hours of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto. In addition, the Company shall immediately advise Purchasers, in writing, if the Board shall make any determination as to any Acquisition Proposal as contemplated by the proviso to the first sentence of this Section 6.06. Notwithstanding the foregoing, the Company shall be permitted to take such actions as may be required to comply with Rule 14e-2 of the Exchange Act.

            SECTION 6.07 D&O Indemnification and Insurance. (a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Purchasers shall cause the Surviving Corporation to indemnify and hold harmless each present and former officer, director, employee or agent of the Company, including, without limitation, each Person controlling any of the foregoing Persons (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including, without limitation, attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, this Agreement and the transactions and actions contemplated hereby and giving effect to the consummation of such transactions and actions), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the Articles of Incorporation or By-Laws of the Company or indemnification agreements in effect on the date hereof, including provisions relating to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation. Without limiting the foregoing, in the event that any claim, action, suit, proceeding or investigation is brought against an Indemnified Party (whether arising before or after the Effective Time), the Indemnified Party may retain counsel satisfactory to such Indemnified Party and Purchasers shall, or shall cause the Surviving Corporation to, advance the fees and expenses of such counsel for the Indemnified Party in accordance with the Articles of Incorporation or By-Laws of the Company in effect on the date of this Agreement.

            (b) For a period of six years from the Effective Time, Purchasers shall, or shall cause the Surviving Corporation to, keep in effect provisions in its Articles of Incorporation and By-Laws of the Company providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under Texas Law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

            (c) Purchasers shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, directors' and officers' liability insurance ("D&O Insurance") for the Indemnified Parties with respect to matters occurring at or prior to the Effective Time, issued by a carrier or carriers assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher, providing at least the same coverage as the D&O Insurance currently maintained by the Company and containing terms and conditions which are not materially less favorable to the beneficiaries, for a period of at least six years from the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.07(c) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (which premiums the Company represents to be $134,480 per year in aggregate). In the event any claim is made against present or former directors, officers or employees of the Company that is covered or potentially covered by insurance, neither the Surviving Corporation nor Purchasers shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

            (d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.07 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

            (e) In the event that the Surviving Corporation or Purchasers or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.07, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Purchasers shall succeed to the obligations set forth in this Section 6.08 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

            SECTION 6.08 Employee Benefits. (a) From and after the Effective Time, Purchasers and the Surviving Corporation and their respective affiliates will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company and any current or former officer, director, employee or consultant of the Company.

            (b) In the event that the Surviving Corporation or Purchasers or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.08, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Purchasers shall succeed to the obligations set forth in this Section 6.08 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

            SECTION 6.09 Fees and Expenses. (a) In the event the Merger is consummated, all costs and expenses incurred by each party hereto in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) and transaction fees of $5,119,000 to F Purchaser and $3,381,000 to B Purchaser shall be paid by the Company or the Company shall promptly reimburse such party, as the case may be.

            (b) In the event the Fee is paid by the Company to Purchasers pursuant to Section 8.03 the Company shall promptly reimburse Purchasers for all costs and expenses incurred by Purchasers in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) in an amount not to exceed $2,000,000.

            (c) In all events other than those expressly described in Section 6.09(a) and (b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense, provided that all costs and expenses related to the preparation, printing, filing and mailing (as applicable) of the Offer Documents, the Company Statement and all SEC and other regulatory filing fees incurred in connection with the Company Statement shall be borne equally by the Company, on the one hand, and Purchasers, on the other hand.

            SECTION 6.10 Debt Financing. Purchasers shall use their reasonable best efforts to obtain Debt Financing or other alternative financing on substantially comparable or more favorable terms. The Company shall use its reasonable best efforts to cooperate with Purchasers in obtaining the Debt Financing, including, without limitation, by participating in roadshows and meeting with, and providing information to, potential sources of financing identified by Purchasers.

            SECTION 6.11 Headquarters of the Company. Purchasers shall use their reasonable efforts to ensure that the headquarters of the Company shall be situated in San Antonio, Texas until the third anniversary of the date of this Agreement.

            SECTION 6.12 Available Cash. As of the Closing, the assets of the Company shall include $33,000,000 in cash of which $23,000,000 will be in immediately available cash held by the Company or any of its direct or indirect subsidiaries incorporated in the United States in an account at a commercial bank located in the United States and available for use in consummating the Offer as adjusted to reflect any amounts paid by the Company pursuant to any agreement entered into by the Company to purchase the assets of RIK Medical, L.L.C. and RIK Medical East, L.L.C. net of any cash included in such assets.

            SECTION 6.13 Options. To the extent that any holders of Options elect to surrender such Options for payment in accordance with Section 3.07, the parties agree that proceeds of the Debt and Financing and the Equity Financing shall be used to make such payments to the holders of Options who so elect.

                                   ARTICLE VII

                                   CONDITIONS

            SECTION 7.01. Conditions to the Stock Purchase. (a) The respective obligations of each party to effect the Stock Purchase shall be subject to the satisfaction at or prior to the Closing Date of the following condition:

            (i) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Purchasers or any affiliate of any of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions.

            (ii) Offer. The conditions to the Offer set forth in Annex A shall have been satisfied and the Company shall simultaneously with the Closing purchase all Shares validly tendered and not withdrawn pursuant to the Offer.

            (b) The obligation of the Company to effect the Stock Purchase is also subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, unless waived by the Company:

                  (i) Accuracy of Representations and Warranties. All representations and warranties made by Purchasers herein shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

                  (ii) Compliance with Covenants. Each Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (iii) Officer's Certificates. The Company shall have received such certificates of each Purchaser, dated as of the Closing Date, signed by an executive officer of such Purchaser to evidence satisfaction of the conditions set forth in this Article VII (insofar as it relates to Purchasers) as may be reasonably requested by the Company.

            (c) The obligation of Purchasers to effect the Stock Purchase is also subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, unless waived by Purchasers:

                  (i) Accuracy of Representations and Warranties. All representations and warranties made by the Company herein shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

                  (ii) Compliance with Covenants. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (iii) Officer's Certificates. Each Purchaser shall have received such certificates of the Company, dated as of the Closing Date, signed by an executive officer of the Company to evidence satisfaction of the conditions set forth in this Article VII (insofar as it relates to the Company) as may be reasonably requested by the Company.

                  (iv) Directors Resignations. All Directors of the Company shall have tendered their resignations effective as of the Closing and shall have been replaced by nominees acceptable to Purchasers.

                  SECTION 7.02. Conditions to the Merger. (a) The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (i) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the shareholders of the Company to the extent required by Texas Law and the Articles of Incorporation of the Company;

                  (ii) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Purchasers or any affiliate of any of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions; and

                  (iii) Stock Purchase. Purchasers shall have purchased, respectively, the F Shares and the B Shares pursuant to the Stock Purchase.

            (b) The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, unless waived by the Company:

                  (i) Accuracy of Representations and Warranties. All representations and warranties made by Purchasers herein shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) at the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

                  (ii) Compliance with Covenants. Each Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or as of the Effective Time.

                  (iii) Officer's Certificates. The Company shall have received such certificates of Purchasers, dated as of the Effective Time, signed by an executive officer of each Purchaser to evidence satisfaction of the conditions set forth in this Article VII (insofar as it relates to Purchasers) as may be reasonably requested by the Company.

            (c) The obligation of Purchasers to effect the Merger is also subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions, unless waived by Purchasers:

                  (i) Accuracy of Representations and Warranties. All representations and warranties made by the Company herein shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

                  (ii) Compliance with Covenants. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or as of the Effective Time.

                  (iii) Officer's Certificates. Each Purchaser shall have received such certificates of the Company, dated as of the Effective Time, signed by an executive officer of the Company to evidence satisfaction of the conditions set forth in this Article VII (insofar as it relates to the Company) as may be reasonably requested by the Company.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.01. Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, as the case may be, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the
Company:

                  (a) By mutual written consent duly authorized by the Board of Directors or Managers of each Purchaser and the Company; or

                  (b) By either Purchaser or the Company if (i) the Closing shall not have occurred by January 31, 1998 or (ii) the Effective Time shall not have occurred on or before May 31, 1998; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing or the Effective Time, as the case may be, to occur on or before such dates or (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (c) By either Purchaser if (i) due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A hereto, the Company shall have (A) failed to commence the Offer within 10 business days following the date of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder or (C) failed to pay for Shares pursuant to the Offer within 60 days following the commencement of the Offer, unless such failure to pay for Shares shall have been caused by or resulted from the failure of Purchasers to perform in any material respect any material covenant or agreement of either of them contained in this Agreement or the material breach by Purchasers of any material representation or warranty of either of them contained in this Agreement or (ii) prior to the purchase of Shares pursuant to the Offer, the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Purchasers its approval or recommendation of the Offer, this Agreement, the Transactions or shall have recommended another transaction pursuant to any Acquisition Proposal, or shall have resolved to do any of the foregoing; or

                  (d) By the Company, upon approval of the Board, if (i) due to an occurrence or circumstance that would result in a failure to satisfy any of the conditions set forth in Annex A hereto, the Company shall have (A) failed to commence the Offer within 10 business days following the date of this Agreement,

      (B) terminated the Offer without having accepted any Shares for payment thereunder or (C) failed to pay for Shares pursuant to the Offer within 60 days following the commencement of the Offer, unless such failure to pay for Shares shall have been caused by or resulted from the failure of the Company to perform in any material respect any material covenant or agreement of it contained in this Agreement or the material breach by the Company of any material representation or warranty of it contained in this Agreement or (ii) prior to the purchase of Shares pursuant to the Offer, the Board shall have withdrawn or modified in a manner adverse to Purchasers its approval or recommendation of the Offer, this Agreement or the Transactions in order to approve the execution by the Company of a definitive agreement concerning a transaction pursuant to an Acquisition Proposal.

            SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except (i) as set forth in Sections 6.02(b), 8.03 and 9.01 and (ii) nothing herein shall relieve any party from liability for any breach hereof.

            SECTION 8.03. Fees. Notwithstanding the provisions of Section 6.10, in the event that

                  (a) any Person shall have commenced, publicly proposed or communicated to the Company a proposal that is publicly disclosed for a tender or exchange offer for 20% or more (or which, assuming the maximum amount of securities which could be purchased, would result in any Person beneficially owning 20% or more) of the then outstanding Shares or otherwise for the direct or indirect acquisition of the Company or all or substantially all of its assets for per Share consideration having a value greater than the Per Share Amount and (w) the Offer shall have remained open for at least 20 business days, (x) the Minimum Condition shall not have been satisfied, (y) this Agreement shall have been terminated pursuant to Section 8.01 and (z) within 12 months of any such termination a transaction such as the transaction contemplated by this Section 8.03(a) shall have been consummated or definitive documentation shall have been entered into with respect thereto; or

                  (b) this Agreement is terminated pursuant to Section 8.01(c)(ii) or 8.01(d)(ii);

then, in any such event, the Company shall pay Purchasers (i) prior to such consummation or entering into of definitive documentation in the case of paragraph (a) or (ii) prior to such withdrawal or modification in the case of termination pursuant to paragraph (b), a fee of $30 million (the "Fee").

            SECTION 8.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            SECTION 8.05. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE X

                              GENERAL PROVISIONS

            SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Article III and Sections 6.08 and 6.09 shall survive the Effective Time indefinitely and those set forth in Sections 6.02(b) and 8.03 shall survive termination indefinitely.

            SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

            if to F Purchaser:

                  Fremont Purchasers II, Inc.
                  50 F Street, Suite 3700
                  San Francisco, California  94105-1895
                  Facsimile No:  (415) 284-8191
                  Attention:  General Counsel

            with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Facsimile No:  (212) 848-7179
                  Attention:  David W. Heleniak, Esq.

            if to B Purchaser:

                  RCBA Purchaser I, L.P.
                  909 Montgomery Street, Suite 400
                  San Francisco, California  94133-4625
                  Facsimile No.:  (415) 434-3130
                  Attention:  Murray Indick, Esq., General Counsel

            with a copy to:

                  Wilmer Cutler & Pickering
                  2445 M Street, NW
                  Washington, DC  20037
                  Facsimile No.:  (202) 663-6363
                  Attention:  Michael Klein, Esq.

            if to the Company:

                  Kinetic Concepts, Inc.
                  8023 Vantage Drive
                  San Antonio, Texas  78230-4726
                  Facsimile No.:  (210) 255-6993
                  Attention:  Dennis E. Noll, Esq., General Counsel
            with a copy to:

                  Cox & Smith
                  112 East Pecan Street, Suite 1800
                  San Antonio, Texas  78205-1521
                  Facsimile No.:  (210) 226-8395
                  Attention:  Stephen Seidel, Esq.

      SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

                  (b) "beneficial owner" with respect to any Shares means a Person who shall be deemed to be the beneficial owner of such Shares (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

                  (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "Knowledge" means the actual knowledge, after due investigation, of the officers of the Company with a title of vice president or higher;

                  (f) "Material Adverse Effect" means any change or effect or any event or circumstance which is, or is reasonably likely to be, materially adverse to the assets, liabilities, business, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

                  (g) "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                  (h) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, either of Purchasers or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

            SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

            SECTION 9.05. Entire Agreement; Assignment. This Agreement and the Shareholder Support Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Purchasers may assign all or any of their rights and obligations hereunder to any affiliate or affiliates of either of Purchasers provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

            SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

            SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceeding arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court. THE COMPANY AND PURCHASERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVER ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (VERBAL OR WRITTEN) OR ACTION OF THE COMPANY OR PURCHASERS.

            SECTION 9.09. Joint and Several Obligations. The obligations of Purchasers under this Agreement shall be joint and several except that neither Purchaser shall have any obligation or liability with respect to the portion of the Equity Financing to be provided by the other Purchaser in accordance with
Section 5.06.

            SECTION 9.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, Purchasers and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          FREMONT PURCHASER II, INC.


                                          By /s/ R. S. Kopf
                                            --------------------------------
                                            Title:

                                          RCBA PURCHASER I, L.P.


                                          By /s/ N. Colin Lind
                                            --------------------------------
                                            Title: Managing Director

                                          KINETIC CONCEPTS, INC.


                                          By /s/ Raymond R. Hannigan
                                            --------------------------------
                                            Title: President and Chief
                                                   Executive Officer

                                                                       ANNEX A



                             Conditions to the Offer



            Notwithstanding any other provision of the Offer, the Company shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, if (v) the Minimum Condition shall not have been satisfied, (w) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, (x) the Debt Financing shall not have been obtained, (y) the Closing shall not have occurred or (z) at any time on or after the date of this Agreement, and prior to the acceptance for payment of Shares, any of the following conditions shall exist:

                  (a) there shall be instituted or be pending any action or proceeding before any court or governmental, administrative or regulatory authority or agency, domestic or foreign, in each case that has a reasonable likelihood of success notwithstanding the reasonable efforts of the Company and Purchasers to dismiss or otherwise terminate such action or proceeding, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by the Company, Purchasers or any affiliate of either of Purchasers, or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction;
      (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Purchasers or any of their affiliates of all or any material portion of the business or assets of the Company, Purchasers or any of their affiliates, or to compel the Company, Purchasers or any of their affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company, Purchasers or any of their affiliates, as a result of the Transactions; (iii) seeking to impose or confirm limitations on the ability of Purchasers or any of their affiliates to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Stock Purchase or the Shareholder Support Agreement or otherwise on all matters properly presented to the Company's shareholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated hereby; or (iv) seeking to require divestiture by Purchasers or any of their affiliates;

                  (b) there shall have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Purchasers, the Company or any of their affiliates or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offer, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

                  (c) there shall have occurred any change, condition, event or development that has a Material Adverse Effect on the Company;

                  (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange, the NASDAQ National Market, or the over-the-counter market in the United States, (ii) any decline, measured from the date hereof, in the Standard & Poor's 500 Index by an amount in excess of 15%, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,
         (iv) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in the reasonable judgment of Purchasers, might affect, the extension of credit by banks or other lending institutions, (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

                  (e) (i) it shall have been publicly disclosed or Purchasers shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 of the Exchange Act) of 20% or more of the then outstanding Shares has been acquired by any person, other than Purchasers or any of either of their affiliates or (ii) (A) the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Purchasers the approval or recommendation of the Offer or the Transactions, or approved or recommended any takeover proposal or any other acquisition of Shares other than pursuant to the Transactions or (B) the Board or any committee thereof shall have resolved to do any of the foregoing;

                  (f) the Merger Agreement shall have been terminated in accordance with its terms;

                  (g) Purchasers and the Company shall have agreed that the Company shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder; or

                  (h) The Company shall not have received Houlihan Lokey's written opinion, which opinion shall not have been withdrawn, addressed to the Board and the Purchasers with respect to solvency and related matters in form and substance reasonably satisfactory to the Board and Purchasers.

The parties acknowledge that the Conditions to the Offer set forth above in this Annex A are for the benefit of the Purchasers and the Company and that the Company shall not assert failure of, or waive, any such condition without the prior written consent of each Purchaser (which consent shall not be unreasonably withheld).

                                                                     EXHIBIT A

                       RESTATED ARTICLES OF INCORPORATION
                                (WITH AMENDMENTS)
                            OF KINETIC CONCEPTS, INC.


                                   ARTICLE ONE

            Kinetic Concepts, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act ("TBCA"), hereby adopts restated articles of incorporation that accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and that contain no other change in any provisions thereof.

                                   ARTICLE TWO

            The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

      Article Three of the Articles of Incorporation is amended by the restated articles of incorporation of the corporation to read as follows:

                                 "ARTICLE THREE

            The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act; provided, however, that the corporation shall not transact any business in this state that is prohibited by Article 2.01-B of the Texas Business Corporation Act."

      Article Four of the Articles of Incorporation is amended by the restated articles of incorporation of the corporation to read as follows:

                                 "ARTICLE FOUR

            The total number of shares of all classes of stock that the Corporation is authorized to issue is [one hundred fifty million (150,000,000) shares], all of which shall be shares of Common Stock, par value $.001 per share."

      Article Six has been redesignated Article Ten and amended by the restated articles of incorporation of the corporation to read as follows:

                                  "ARTICLE TEN

            The street address of the registered office of the Corporation is
      [    ], and the name of the registered agent of the Corporation at such
      address is [                ]."

      Article Seven has been redesignated as paragraph (2) of Article Eight and amended by the restated articles of incorporation of the corporation to read as follows:

            "(2) To the extent permitted by the Texas Business Corporation Act as it now exists and as it may hereafter be amended, a Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a director, except for liability for (a) a breach of the Director's duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability for the Director is expressly provided for by statute."

      Article Eight has been redesignated Article Nine and amended by the restated articles of incorporation of the corporation to read as follows:

                                  "ARTICLE NINE

            The current board of directors of the Corporation [at the time of filing] [at the time of execution] of these Amended and Restated Articles of Incorporation consists of eight (8) directors. The names and address of the persons who are acting [at the time of filing] [at the time of execution] of these Amended and Restated Articles of Incorporation in the capacity of directors until the selection of their successors are:

            NAME        ADDRESS

            [     ]     [     ]

            [     ]     [     ]

            [     ]     [     ]

            [     ] [   ]

            [    ]  [   ]

            [    ]  [   ]

            [    ]  [   ]
            [    ]  [   ]"

      Article Nine has been redesignated Article Six and amended by the restated articles of incorporation of the corporation to read as follows:

                                  "ARTICLE SIX

            No shareholder or other holder of securities of the Corporation shall have any preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares, except as provided by any agreement between the Corporation and its shareholders."

      Articles Ten and Eleven have been deleted in their entirety by the amendments effected by the restated articles of incorporation of the corporation .

      The Articles of Incorporation are further amended by the restated articles of incorporation of the corporation by adding new Article Seven and paragraph (1) to Article Eight to read as follows:

                                "ARTICLE SEVEN

            (1) With respect to any matter for which, but for this provision, the affirmative vote of the holders of two-thirds of the shares entitled to vote is required by the Act, the act of the shareholders on that matter shall be the affirmative vote of a majority of the shares entitled to vote on that matter rather than the affirmative vote otherwise required by the Act. With respect to any matter for which, but for this provision, the affirmative vote of the holders of two-thirds of the shares of any class or series is required by the Act, the act of the shareholders on that matter shall be the affirmative vote of a majority of the shares of that class or series rather than the affirmative vote of the holders of shares of that class or series otherwise required by the Act.

            (2) Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE EIGHT

            (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation."

      The Articles of Incorporation are further amended by the restated articles of incorporation of the corporation by adding new Articles Eleven and Twelve to read as follows:

                                 "ARTICLE ELEVEN

            (1) The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on shareholders in these Articles of Incorporation are subject to this reservation.

            (2) The By-laws of the Corporation may be amended, repealed or adopted by the affirmative vote of the holders of a majority of shares then entitled to vote on such action. The Board of Directors shall not have the power to amend, repeal or adopt any By-law of the Corporation.

                                 ARTICLE TWELVE

            The Corporation shall indemnify its directors to the fullest extent provided by the Texas Business Corporation act, as amended."

                                 ARTICLE THREE

            Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on the ___ day of ________, 199_.

                                  ARTICLE FOUR

            The number of shares outstanding was ________, and the number of shares entitled to vote on the restated articles of incorporation as so amended was ________. All of the shareholders have signed a written consent to the adoption of such restated articles of incorporation as so amended pursuant to
Article 9.10(A) of the TBCA and any written notice required by Article 9.10(A) of the TBCA has been given.

                                  ARTICLE FIVE

            The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:


                              "AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             KINETIC CONCEPTS, INC.


                                   ARTICLE ONE

            The name of the corporation (which is hereinafter called the "Corporation") is Kinetic Concepts, Inc.

                                   ARTICLE TWO

            The period of duration of the Corporation is perpetual.

                                  ARTICLE THREE

            The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act; provided, however, that the corporation shall not transact any business in this state that is prohibited by Article 2.01-B of the Texas Business Corporation Act.

                                  ARTICLE FOUR

            The total number of shares of all classes of stock that the Corporation is authorized to issue is [one hundred fifty million (150,000,000) shares], all of which shall be shares of Common Stock, par value $.001 per share.

                                  ARTICLE FIVE

            The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE SIX

            No shareholder or other holder of securities of the Corporation shall have any preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares, except as provided by any agreement between the Corporation and its shareholders.

                                  ARTICLE SEVEN

            (1) With respect to any matter for which, but for this provision, the affirmative vote of the holders of two-thirds of the shares entitled to vote is required by the Act, the act of the shareholders on that matter shall be the affirmative vote of a majority of the shares entitled to vote on that matter rather than the affirmative vote otherwise required by the Act. With respect to any matter for which, but for this provision, the affirmative vote of the holders of two-thirds of the shares of any class or series is required by the Act, the act of the shareholders on that matter shall be the affirmative vote of a majority of the shares of that class or series rather than the affirmative vote of the holders of shares of that class or series otherwise required by the Act.

            (2) Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE EIGHT

            (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

            (2) To the extent permitted by the Texas Business Corporation Act as it now exists and as it may hereafter be amended, a Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a director, except for liability for (a) a breach of the Director's duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability for the Director is expressly provided for by statute.

            [Any repeal or modification of all or part of this article Eight by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.]

                                  ARTICLE NINE

            The current board of directors of the Corporation [at the time of filing] [at the time of execution] of these Amended and Restated Articles of Incorporation consists of eight (8) directors. The names and address of the persons who are acting [at the time of filing] [at the time of execution] of these Amended and Restated Articles of Incorporation in the capacity of directors until the selection of their successors are:

      NAME  ADDRESS

      [     ] [    ]

      [     ] [    ]

      [     ] [    ]

      [     ] [    ]

      [    ]  [   ]

      [    ]  [    ]

      [    ]  [    ]
      [    ]  [    ]

                                   ARTICLE TEN

            The street address of the registered office of the Corporation is
[   ], and the name of the registered agent of the Corporation at such address
is [             ].

                                 ARTICLE ELEVEN

      (1) The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on shareholders in these Articles of Incorporation are subject to this reservation.

      (2) The By-laws of the Corporation may be amended, repealed or adopted by the affirmative vote of the holders of a majority of shares then entitled to vote on such action. The Board of Directors shall not have the power to amend, repeal or adopt any By-law of the Corporation.

                                 ARTICLE TWELVE

            The Corporation shall indemnify its directors to the fullest extent provided by the Texas Business Corporation act, as amended.



                                          --------------------------
                                          Name:
                                          Title:"

                                                                       EXHIBIT B


                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                             KINETIC CONCEPTS, INC.

                                    ARTICLE I
                                     OFFICES

            Section 1. Principal Office. The principal office of the Corporation shall be in the City of San Antonio, Texas.

            Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

            Section 1. Time and Place of Meeting. All meetings of the shareholders shall be held at such time and at such place within or without the State of Texas as shall be determined by the Board of Directors.

            Section 2. Annual Meetings. The annual meeting of shareholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

            Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President or Secretary at the request in writing of the holders of not less than fifty percent (50%) of all the shares issued, outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

            Section 4. Notice. Written or printed notice stating the place, day and hour of any shareholders' meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the shareholder at his address as it appears on the stock transfer books of the Corporation.

            Section 5. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten
(10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

            Section 6. List of Shareholders. The officer or agent of the Corporation having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any such shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meetings of shareholders.

            Section 7. Quorum. Except as otherwise provided by law or the Articles of Incorporation, the holders of a majority of the issued and outstanding shares and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Texas Business Corporation Act (herein called the "Act"). If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

            Section 8. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall be the act of the shareholders, unless the vote of a different number is required by the Act, the Articles of Incorporation or these By-Laws.

            Section 9. Proxy. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

            Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders.

            Section 11. Meetings by Conference Telephone. Shareholders may participate in and hold meetings of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III
                                    DIRECTORS

            Section 1. Numbers of Directors. The Corporation shall have no less than one and no more than ten directors as may be provided from time to time by a resolution of the Board of Directors or by a vote of the holders of a majority of shares then entitled to vote in the election of Directors, but no decrease shall have the effect of reducing the term of any incumbent Director. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders of the Corporation or residents of the State of Texas. Except as otherwise provided by any agreement between the Corporation and its shareholders, any or all of the Directors may be removed, with or without cause, by the shareholders, at any time, by a vote of the holders of a majority of the shares then entitled to vote in the election of Directors, provided that notice of the meeting states that one of the purposes of the meeting is the removal of a director or directors.

            Section 2. Vacancies. Except as otherwise provided by any agreement between the Corporation and its shareholders, the affirmative vote of the holders of a majority of the shares then entitled to vote in the election of Directors may fill any vacancy occurring in the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by a vote of the holders of a majority of the shares then entitled to vote in the election of Directors at an annual meeting or at a special meeting of shareholders called for that purpose. Except as otherwise provided by any agreement between the Corporation and its shareholders, at any annual meeting of shareholders, or any special meaning called for such purpose, any director may be removed from office, with or without cause, though his term may not have expired.

            Section 3. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by the Act, the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

            Section 4. Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

            Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

            Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

            Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President on two days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any two directors.

            Section 8. Quorum. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed by Section 1 of this Article shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

             Section 9. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee, to consist of two or more directors, one of whom shall be designated as chairman, who shall preside at all meetings of such Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is required by the Act or by the Articles of Incorporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in the Executive Committee, such vacancy or vacancies shall be filled by the affirmative vote of a majority of the whole Board of Directors.

            Section 10. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more directors, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

            Section 11. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee may, by resolution of the Board of Directors, be allowed like compensation for attending Executive Committee meetings.

            Section 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

            Section 13. Meetings by Conference Telephone. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of such Board or committee by means of conference telephone or simi-lar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV
                                     NOTICES

            Section 1. Form of Notice. Whenever under the provisions of the Act, the Articles or Incorporation or these By-Laws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid.

            Section 2. Waiver. Whenever any notice is required to be given to any director or shareholder of the Corporation, under the provisions of the Act, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V
                                    OFFICERS

            Section 1. In General. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also, if it chooses to do so, elect a Chairman of the Board, additional Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall also be officers. Two or more offices may be held by the same person.

            Section 2. Election. The Board of Directors at its first meeting after such annual meeting of the shareholders shall elect a President and, if it so chooses, may elect a Chairman of the Board, both of whom shall be members of the Board, but the other officers need not be members of the Board. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.

            Section 3. Chairman. The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the shareholders and the Board of Directors and shall have such other powers as may from time to time be assigned by the Board of Directors.

            Section 4. President. The President shall preside at all meetings of the shareholders and the Board of Directors, if a Chairman of the Board has not been elected, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all contracts requiring a seal and shall also execute mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation.

            Section 5. Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the Senior Vice President, perform the duties and exercise the powers of the Senior Vice President, and shall generally assist the President and Senior Vice Presidents and perform such other duties as the Board of Directors shall prescribe.

            Section 6. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any other committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation.

            Section 7. Assistant Secretaries. Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

            Section 8. Treasurer. The Treasurer shall have the custody of all corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

            Section 9. Assistant Treasurers. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

                                   ARTICLE VI
                       CERTIFICATES OF REPRESENTING SHARES

            Section 1. Form of Certificates. The Corporation shall deliver certificates representing shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of the shares or a statement that the shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

            Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed, certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

            Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

            Section 4. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII
                               GENERAL PROVISIONS

            Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Act and of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

            Section 2. Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board shall deem beneficial to the Corporation, and the Board may modify or abolish any reserve in the same manner in which it was created.

            Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

            Section 4. Annual Statement. The Board of Directors shall present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

            Section 5. Disallowed Payments. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                  ARTICLE VIII
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Section 1. As utilized in this Article, the following terms shall have the meanings indicated:

            (a) The term "corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other action in which the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor, but does not specifically exclude liabilities that are the subject matter of this Article.

            (b) The term "director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

            (c)   The term "expenses" include court costs and attorneys' fees.

            (d) The term "official capacity" means: (i) when used with respect to a director, the office of director in the corporation, and (ii) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation, but (iii) in both (i) and (ii) above does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

            (e) The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

            Section 2. The corporation shall indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined, in accordance with
Section 6 of this Article that the person (a) conducted himself or herself in good faith; (b) reasonably believed: (1) in the case of conduct in the official capacity as a director of the corporation, that the conduct was in the corporation's best interests, and (ii) in all other cases, that the conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

            Section 3. A director shall not be indemnified by the corporation as provided in Section 2 of this Article for obligations resulting from a proceeding (a) in which the director is found liable on the basis that a personal benefit was improperly received by the director, whether or not the benefit resulted from an action taken in the person's official capacity, or (b) in which the person is found liable to the corporation, except to the extent permitted in Section 5 of this Article.

            Section 4. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 2 of this Article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

            Section 5. A person may be indemnified by the corporation as provided in Section 2 of this Article against judgements, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by the person, the indemnification (a) shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (b) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of the person's duty to the corporation.

            Section 6. A determination of indemnification under Section 2 of this Article shall be made (a) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (b) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two (2) or more directors who at the time of the vote are not named defendants or respondents in the proceeding (c) by special legal counsel selected by the board of directors or a committee thereof by a vote as set forth in subsection
(a) or (b) of this Section 6, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

            Section 7. Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified by subsection (c) of Section 6 of this Article for the selection of special legal counsel. A provision contained in the articles of incorporation, the bylaw, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification described in Section 2 of this Article shall be deemed to constitute authorization of indemnification in the manner required herein, even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

            Section 8. The corporation shall indemnify a director against reasonable expenses incurred by the director in connection with a proceeding in which the director is a named defendant or respondent because the person is or was a director if the director has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

            Section 9. If upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the requirements set forth in Section 2 of this Article or has been found liable in the circumstances described in Section 3 of this Article, the corporation shall indemnify the director to such further extent as the court shall determine; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

            Section 10. Reasonable expenses incurred by a director who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding and without the defemination specified in Section 6 of this Article or the authorization or determination specified in Section 7 of this Article, after the corporation receives a written affirmation by the director of a good faith belief that the standard of conduct necessary for indemnification under this Article has been met and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section 5 of this Article. A provision contained in the articles of incorporation, these bylaws, a resolution of the shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this Section shall be deemed to constitute authorization of that payment or reimbursement.

            Section 11. The written undertaking required by Section 10 of this Article shall be an unlimited general obligation of the director, but need not be secured. It may be accepted without reference to financial ability to make repayment.

            Section 12. Notwithstanding any other provision of this Article, the corporation may pay or reimburse expenses incurred by a director in connection with an appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent. in the proceeding.

            Section 13. An officer of the corporation shall be indemnified by the corporation as and to the same extent provided by Sections 7, 8 and 9 of this Article for a director and is entitled to seek indemnification under those sections to the same extent as a director. The corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this Article.

            Section 14. The corporation may indemnify and advance expenses to persons who are not or were not officers, employees or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the same extent that it may indemnify and advance expenses to directors under this Article.

            Section 15. The corporation may indemnify and advance expenses to an officer, employee, agent or person identified in Section 14 of this Article and who is not a director to such further extent, consistent with law, as may be provided by the articles of incorporation, these bylaws, general or specific action of the board of directors or contract or as permitted or required by common law.

            Section 16. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in such a capacity or arising out of the status as such a person, whether or not the corporation would have the power to indemnify such person against that liability under this Article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation
(a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligations by grant of a security interest or other lien on the assets of the corporation, or (d) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the corporation or with any insurer or other person deemed appropriate by the board of directors, regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

            Section 17. Any indemnification of or advance of expenses to a director in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next meeting of shareholders or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

            Section 18. For purposes of this Article, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by the director of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed to be fines. Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties or for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                                   ARTICLE IX
                                     BY-LAWS

            Section 1. Amendments. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders in accordance with the Articles of Incorporation.

            Section 2. When By-Laws Silent. It is expressly recognized that when the By-Laws are silent as to the manner of performing any corporate function, the provisions of the Act shall control.

                                   CERTIFICATE


            I, [              ], do hereby certify that I am duly elected and
acting Secretary of [             ] (the "Company") and that the above and
foregoing Amended and Restated By-Laws were adopted as the By-Laws of the Company by Consent Action of the Board of Directors of the Company dated
[       ], 1997.




                                    ____________________________________
                                    [                            ]

                                                                       EXHIBIT C


                          AGREEMENT AMONG SHAREHOLDERS

         This agreement (the "Agreement") dated this _____ day of _________ 1997 concerns the respective obligations and relationship of those identified below as shareholders of Kinetic Concepts, Inc.

SECTION 1. Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         1.01 "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries or by agreement, controls, is controlled by, or is under common control with such Person, and, with respect to any natural person, any member of his or her immediate family or a trust for the benefit of any such Person.

         1.02 "Closing Time" means the time of the closing of the redemption of the Common Stock by KCI.

         1.03 "Common Stock" means the common stock, par value $0.001 per share, of KCI.

         1.04 "Dr. Leininger" means Dr. James R. Leininger, the founder of KCI and its Chairman since 1976.

         1.05 "Fremont" means Fremont Partners, L.P. and/or its Affiliates listed on Schedule 1.05.

         1.06 "Fremont/KCI Group" means those Persons listed on Schedule 1.06 to which additions may be made after the Closing Time only to reflect transfers by Fremont to Fremont Affiliates who invest within six (6) months of the Closing Time.

         1.07 "KCI" means Kinetic Concepts, Inc.

         1.08 "KCI Percentage" means, for each of the Shareholders, the percentage of all outstanding fully diluted Common Stock owned by that Shareholder from time to time. Schedule 1.08 reflects the KCI Percentage of each Shareholder as of the date of this Agreement.

         1.09 "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, pension fund, governmental authority, or other entity.

         1.10 "Public Offering" means a consummated public offering of a number of shares equal to at least twenty percent (20%) of the then issued and outstanding Common Stock that is underwritten on a firm commitment basis by a nationally-recognized investment banking firm.

         1.11 "RCBA" means Richard C. Blum & Associates, L.P. and/or its Affiliates listed on Schedule 1.11.

         1.12 "RCBA/KCI Group" means those Persons listed on Schedule 1.12, to which additions may be made after the Closing Time only to reflect transfers by RCBA to RCBA Affiliates who invest within six (6) months of the Closing Time.

         1.13 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.14 "Shareholder" means any Person that is, as of the date of this Agreement, or becomes, at any subsequent time, a party to this Agreement. The Shareholders as of the date of this Agreement are Fremont, RCBA, Dr. Leininger, the Fremont/KCI Group, and the RCBA/KCI Group.

         1.15 Terms and Usage Generally. The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. All references herein to Sections and Schedules shall be deemed to be references to Sections of and Schedules to this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person are also to its permitted successors and permitted assigns.

SECTION 2. Transfer of Shares.

         2.01 Restrictions on Transfer of Shares. Each of Fremont and RCBA agree for themselves and for the respective Fremont/KCI Group and RCBA/KCI Group, and Dr. Leininger agrees for himself, that immediately after the Closing Time, the KCI Percentages held by them will be that set forth in Schedule 1.08, and that until six (6) months after the Common Stock shall have been the subject of a Public Offering pursuant to the Securities Act, no shares of Common Stock or of equity interests in the entities comprising the controlling interests in the Persons comprising the Fremont/KCI Group or the RCBA/KCI Group may be sold, transferred, pledged, or hypothecated, directly or indirectly (a "Transfer"), except as set forth in Section 2.02 hereof. Any attempted Transfer that is not permitted by this Section 2 shall be deemed a violation and breach of this Agreement that may be treated as null and void by the Shareholders and by KCI. Any shares of Common Stock or of equity interests in the entities comprising the controlling interests in the Persons comprising the Fremont/KCI Group or the RCBA/KCI Group that are the subject of a Transfer permitted by this Section 2 shall remain subject to this Section 2. As a condition precedent to the effectiveness of any Transfer to any person or entity that is not a party to this Agreement, such transferee, for good and recognizable consideration, shall agree in writing to become a party to this Agreement and to be bound by its terms and provisions.

         2.02 Permitted Transfers. Notwithstanding the foregoing, the following Transfers will be permitted so long as the transferee, for good and recognizable consideration, agrees in writing to become a party to this Agreement and to be bound by its terms and provisions and so long as the Transfer complies with the registration provisions (or exemptions therefrom) of all applicable federal and state securities laws:

                  (a) Transfers by gift or the laws of descent and distribution to any Affiliate of the transferor.

                  (b) Sales by Fremont or any member of the Fremont/KCI Group to any other member of the Fremont/KCI Group.

                  (c) Sales by RCBA or any member of the RCBA/KCI Group to any other member of the RCBA/KCI Group.

                  (d) Sales between Fremont or any member of the Fremont/KCI Group on the one hand and RCBA or any member of the RCBA/KCI Group on the other hand, or vice versa, so long as the seller has first offered the securities on the same price and terms, for at least thirty (30) days, to the member of its own Group.

                  (e) Sales by Dr. Leininger of up to 10.5% of KCI's then outstanding Common Stock.

         2.03 Tag-Along Rights. If, at any time after the restrictions of
Section 2.01 expire, a Shareholder proposes to sell Common Stock for value (the "Transferor") to any Person (other than a transferee in a Transfer permitted by
Section 2.02) in one transaction or a series of related transactions, then such Transferor shall offer (the "Participation Offer") to include in the proposed sale a number of shares of Common Stock designated by any of the other Shareholders not to exceed, in respect of any such Shareholder, the number of shares equal to the product of (i) the aggregate number of shares to be sold to the proposed transferee and (ii) the Shareholder's respective KCI Percentage; provided that if the consideration to be received includes any securities, only Shareholders that are Accredited Investors (as defined below) shall be entitled to include their shares in such sale (but, in such case, each Shareholder shall be entitled to include in such sale a number of its shares, without duplication, equal to the number of shares held by its Affiliates that are excluded from sale by the operation of this proviso). The Transferor shall give written notice to each Shareholder of the Participation Offer (the "Transferor's Notice") at least twenty (20) days prior to the proposed sale. The Transferor's Notice shall specify the proposed transferee, the number of shares to be sold to such transferee, the amount and type of consideration to be received therefor, and the place and date on which the sale is to be consummated. Each Shareholder that wishes to include shares of Common Stock in the proposed sale in accordance with the terms of this Section 2.03 shall so notify the Transferor not more than ten
(10) days after the date of the Transferor's Notice. The Participation Offer shall be conditioned upon the Transferor's sale of shares pursuant to the transactions contemplated in the Transferor's Notice with the transferee named therein. If any Shareholder accepts the

Participation Offer, the Transferor shall reduce to the extent necessary the number of shares it otherwise would have sold in the proposed sale so as to permit other Shareholders that have accepted the Participation Offer to sell the number of shares that they are entitled to sell under this Section 2.03, and the Transferor and such other Shareholder or Shareholders shall sell the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale set forth in the Transferor's Notice. For purposes of this Section 2.03, "Accredited Investor" shall have the meaning set forth for such term in Regulation D. Notwithstanding the foregoing, a Shareholder shall have the right to include shares of Common Stock in the Transferor's sale under this Section 2.03 only if such Shareholder holds, on the date he receives the Transferor's Notice, at least ten percent (10%) of the issued and outstanding shares of Common Stock.

         2.04 Drag-Along Rights.

                  (a) Notwithstanding any other provision in this Section 2, if, at any time after the restrictions of Section 2.01 expire, Fremont, RCBA, the Fremont/KCI Group, and the RCBA/KCI Group (collectively, the "Seller") propose to sell all (but not less than all) of the Common Stock they then hold to a third party or parties in which the Seller does not own, have any right to acquire, or propose to own or acquire, any interest (a "Third Party") pursuant to a Bona Fide Offer (as defined below), then the Seller shall have the right, subject to the provisions of this Section 2.04, to require Dr. Leininger (the "Co-Seller"), to include in such sale (a "Required Sale") all of the Common Stock held by the Co-Seller by delivering notice (the "Required Sale Notice") to the Co-Seller.

                  (b) The Required Sale Notice shall set forth: (i) the date of such notice (the "Notice Date"), (ii) the name and address of the Third Party,
(iii) the proposed amount of consideration to be paid per share for the Sale Shares, and the terms and conditions of payment offered by the Third Party in reasonable detail, together with written proposals or agreements, if any, with respect thereto, (iv) the aggregate number of Sale Shares, (v) confirmation that the Seller is selling one hundred percent (100%) of the aggregate number of shares of Common Shares then held by it to a Third Party, and (vi) the proposed date of the Required Sale (the "Required Sale Date"), which shall be not less than twenty (20) nor more than one hundred eighty (180) days after the date of the Notice Date.

                  (c) The Co-Seller shall cooperate in good faith with the Seller in connection with consummating the Required Sale (including, without limitation, the giving of consents and the voting of any Common Stock held by the Co-Seller to approve such Required Sale). On the Required Sale Date, the Co-Seller shall deliver, free and clear of all liens, claims, or encumbrances, a certificate or certificates and/or other instrument or instruments for all of its Common Stock, duly endorsed and in proper form for transfer, with the signature guaranteed, to such Third Party in the manner and at the address indicated in the Required Sale Notice and the Seller shall cause the Co-Seller's share of the purchase price to be paid to the Co-Seller.

                  (d) "Bona Fide Offer" shall mean an offer (whether in the form of a purchase of shares, merger, recapitalization, business combination, or otherwise) for Common Stock.

                  (e) In the event of any Required Sale, if the Co-Seller holds options to purchase Common Stock, he must exercise or cancel all such stock options prior to or simultaneously with the consummation of the Required Sale. Any shares of Common Stock for which options are exercised must be included in the Required Sale.

                  (f) Notwithstanding the foregoing, the Co-Seller shall not be required to sell his shares of Common Stock under this Section 2.04 if, on the date he receives the Required Sale Notice, he holds less than ten percent (10%) of the issued and outstanding shares of Common Stock.

SECTION 3. Governance and Voting.

         3.01 The Shareholders agree that each shall take such steps as are required to assure that after the Closing Time, and continuing until such time as the Common Stock shall have been the subject of a Public Offering registered under the Securities Act, the Board of Directors of KCI shall have at least eight (8) members, two (2) of whom shall be persons designated by Fremont, two
(2) of whom shall be persons designated by RCBA, one (1) of whom shall be Dr. Leininger (so long as he shall own at least fifteen percent (15%) of the outstanding equity of KCI), one (1) of whom shall be Raymond R. Hannigan (provided, however, that if Raymond R. Hannigan for any reason ceases to serve KCI as its chief executive officer, then the successor chief executive officer shall be elected to serve as director in Mr. Hannigan's place), and two (2) or more of whom shall be independent outside directors, who shall not be affiliated with Fremont or RCBA and who shall be designated by the unanimous vote of the Nominating Committee of the Board of Directors of KCI, which shall comprise Dr. Leininger, one (1) director designated by Fremont, and one (1) director designated by RCBA.

         3.02 Each of Fremont, RCBA and Dr. Leininger agrees that none of them shall charge any management, monitoring, consulting or similar fees to KCI or their Affiliates without the prior consent of the other two (which consent shall not be unreasonably withheld). In the event Fremont or RCBA charge any such fees to KCI or its Affiliates (i) the fees shall be of a type and amount customary between financial buyers and companies that have been the subject of a leveraged buyout and (ii) Dr. Leininger shall participate in such fees to the extent equitable in consideration for any management, monitoring or consulting services that he has provided to KCI or its Affiliates.

SECTION 4. Preemptive Rights.

         4.01 Grant of Preemptive Rights. KCI will not issue or sell any capital stock without first complying with this Section 4. KCI hereby grants to each of the Shareholders the preemptive right to purchase up to that Shareholder's Pro Rata Share (as defined below) of any capital stock that KCI may, from time to time, propose to sell or issue. For purposes of this Section 4, a Shareholder's "Pro Rata Share" shall mean the percentage of all outstanding fully diluted capital stock of KCI owned by that Shareholder from time to time.

         4.02 Suspension of Preemptive Rights. The preemptive rights granted in
Section 4.01 shall be suspended with respect to Dr. Leininger if, at the time of the proposed issuance and sale of capital stock, the exercise of such right would result in Fremont, RCBA, the Fremont/KCI Group, and the RCBA/KCI Group collectively holding less than a majority of the issued and outstanding shares of Common Stock after giving effect to such issuance and sale.

         4.03 Notice to Shareholders. If KCI proposes to issue or sell any capital stock, KCI shall provide each Shareholder with written notice of KCI's intention (the "Notice of Issuance"). The Notice of Issuance shall describe the type of capital stock to be issued or sold and the price and other terms upon which KCI proposes to issue or to sell such capital stock.

         4.04 Exercise of Preemptive Rights. Each Shareholder may exercise its preemptive right under this Section 4, in whole or in part, by giving written notice of its election to participate in the offering within twenty (20) days after receipt of the Notice of Issuance. If a Shareholder fails fully to exercise such preemptive right within such twenty (20) day period, KCI shall have sixty (60) days in which the sell the capital stock described in the Notice of Issuance that the Shareholder did not agree to purchase. In the event that KCI does not sell such capital stock within such sixty (60) day period, KCI thereafter will not issue or sell such capital stock without again complying with this Section 4.

         4.05 Exceptions. Notwithstanding the foregoing, the preemptive rights granted in Section 4.01 will not apply to (i) any issuance of capital stock as a dividend or stock split in respect of outstanding capital stock or (ii) any issuance of capital stock in an underwritten public offering.

SECTION 5. Registration Rights.

         5.01 Demand Registration.

                  (a) At any time after the fifth anniversary of this Agreement, if there has not been a Public Offering by such date, each of the Shareholders may make one (1) written request to KCI for registration of at least thirty-three percent (33%) of the shares of Common Stock then held by such Shareholder under Form S-3 (or such other appropriate or successor form if Form S-3 is not available) and in accordance with the provisions of Rule 415 promulgated under the Securities Act (a "Demand Registration"). In addition to that right to request a Demand Registration, each Shareholder shall have the right to request an additional Demand Registration of at least thirty-three percent (33%) of the shares of Common Stock then held by such Shareholder at any time after one (1) year, but before three (3) years, following the completion of a Public Offering.

                  (b) A registration will not count as a Demand Registration unless the Shareholder is able to register and sell at least seventy-five percent (75%) of the shares requested to be included in such registration; provided, however, that if the Shareholder is able to register and sell less than such stated percentage, the Shareholder shall be entitled to invoke this provision to request a subsequent Demand Registration on only one additional occasion.

                  (c) KCI may include in any Demand Registration any of its securities to be registered for offering and sale on behalf of KCI.

                  (d) If a Demand Registration is an underwritten registration and the managing underwriters advise KCI in writing that, in their opinion, the number of securities in such offering exceeds the number that can be sold in an orderly manner within a price range acceptable to the Shareholder and to KCI, then the number of such shares that the managing underwriters believe that may be sold in such offering shall be allocated first to the Shareholder's shares for inclusion in the registration statement, second to the shares of any Piggyback Shareholder (as defined in Section 5.02(a)), then to the KCI shares.

                  (e) If a Demand Registration is an underwritten offering, the investment bankers and managers for the offering will be selected by the Shareholder, subject to the approval of KCI, which will not be unreasonably withheld.

                  (f) KCI shall pay the expenses described in Section 5.06 for any registration pursuant to this Section 5.01.

         5.02 Piggyback Registration Rights.

                  (a) If at any time KCI shall determine to proceed with the preparation and filing of a registration statement (other than a registration statement on Form S-4, Form S-8, or other limited purpose form) under the Securities Act in connection with KCI's or another securityholder's proposed offer and sale of Common Stock or equity securities convertible into Common Stock, KCI will give written notice of its determination to the Shareholders at least twenty (20) days prior to filing the registration statement. Upon the written request from a Shareholder given within ten (10) days after receipt of any such notice from KCI, KCI will include the number of shares requested by the Shareholder in such registration statement ("Piggyback Registration"). Notwithstanding anything in this Agreement to the contrary, if a Shareholder (a "Piggyback Shareholder") makes a request for Piggyback Registration in a registration statement filed pursuant to another Shareholder's request for a Demand Registration under Section 5.01, and the Piggyback Shareholder is able to register and sell at least seventy-five percent (75%) of the shares requested to be included in the registration, such request shall be deemed to satisfy the Piggyback Shareholder's right to request a Demand Registration under Section 5.01.

                  (b) If a Piggyback Registration is an underwritten primary registration on behalf of KCI and the managing underwriters advise KCI in writing that, in their opinion, the number of total securities to be registered in such offering exceeds the number that can be sold in an orderly manner within a price range acceptable to KCI, then the number of securities that the managing underwriter believes may be sold in such offering shall be allocated first to the shares being offered by KCI for inclusion in the registration statement, then to the shares of Shareholders submitted for registration, pro rata among the Shareholders in accordance with the number of shares they then hold.

                  (c) If a Piggyback Registration is an underwritten secondary registration on behalf of the shareholders of KCI's securities and the managing underwriters advise KCI in writing that, in their opinion, the number of total securities to be registered in such offering exceeds the number that can be sold in an orderly manner within a price range acceptable to the shareholders initially requesting such registration, KCI will include in such registration the securities being requested to be included therein by the holders initially requesting such registration and the shares of the Shareholders that requested Piggyback Registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such shareholder.

                  (d) KCI shall pay the expenses described in Section 5.06 for registration statements filed pursuant to this Section 5.02.

         5.03 Registration Procedures. Whenever a Shareholder has requested that KCI, pursuant to the provisions of Section 5.01 or Section 5.02, effect the registration of Common Stock under the Securities Act, KCI will:

                  (a) as soon as reasonably practicable, prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities (the "Effective Period");

                  (b) as soon as reasonably practicable, prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the Effective Period as may be reasonably necessary to effect the sale of such securities;

                  (c) furnish to the Shareholder and to the underwriters for the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Shareholder and such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) use its best efforts to register or qualify the Common Stock covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Shareholder may reasonably request in writing within ten (10) days following the original filing of such registration statement, except that KCI shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in a jurisdiction where it had not previously been subject to taxation or take any other action that would subject KCI to service of process in a lawsuit other than one arising out of the registration of the Common Stock;

                  (e) cause all such registered shares of Common Stock to be listed on an exchange or NASDAQ by filing a subsequent listing application;



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
                  (f) notify the Shareholder, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (g) notify the Shareholder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (h) prepare and promptly file with the SEC and promptly notify the Shareholder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and

                  (i) advise the Shareholder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         5.04 Underwriting. A Shareholder may not participate in any registration hereunder unless such Shareholder (a) agrees to sell its shares of Common Stock on the basis provided in the underwriting arrangements, if any, and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements, if any, and these registration rights.

         5.05 Holdback Agreements. Each Shareholder agrees not to effect any public sale or distribution of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during a period of up to one hundred eighty (180) days beginning on and following the effective date of any registration statement filed by KCI pursuant to this Section 5 (except as part of such registration), if and to the extent reasonably requested by the managing underwriter of the offering.

         5.06 Expenses. With respect to any registration requested pursuant to
Section 5.01 hereof and with respect to an inclusion of a Shareholder's shares of Common Stock in a registration statement pursuant to Section 5.02 hereof, all fees, costs, and expenses of such registration, inclusion, and public offering, including, without limitation, all registration, filing, and listing fees, printing expenses, fees and disbursements of legal counsel and accountants for KCI, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified, shall be borne by KCI; provided, however, that each Shareholder shall bear its own attorney fees and the underwriting commissions and registration fees with respect to the sale of its shares of Common Stock.

         5.07 Indemnification.

                  (a) KCI will indemnify and hold harmless each Shareholder and any underwriter (as defined in the Securities Act) for a Shareholder and each person, if any, who controls such Shareholder or underwriter within the meaning of the Securities Act, from and against and will reimburse the Shareholder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost, and expense to which the Shareholder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that KCI will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by a Shareholder, such underwriter, or such controlling person specifically for use in the preparation thereof. KCI will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (b) Each Shareholder will indemnify and hold harmless KCI, its directors and officers, any controlling person, and any underwriter thereof from and against, and will reimburse KCI, its directors and officers, any controlling person, and any underwriter thereof with respect to, any and all loss, damage, liability, cost, or expense to which KCI or any controlling person and/or any underwriter thereof may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by or on behalf of the Shareholder specifically for use in the preparation thereof. A Shareholder will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 5.07 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than hereunder, except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend against or compromise such claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there are legal defenses available to the indemnified party and/or other indemnified parties that are different from or in addition to those available to the indemnifying party or if there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to an indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph
(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (d) If for any reason the foregoing indemnification is unavailable or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statement or omission that resulted in the losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 6. Liabilities and Indemnification.

         6.01 Unless otherwise expressly assumed in writing by Fremont, the Fremont/KCI Group, RCBA, the RCBA/KCI Group, or Dr. Leininger:

                  (a) none of them shall be liable to any third parties for any actions, commitments, or debts of any other as a shareholder of KCI; and

                  (b) each of them shall take all reasonable steps to negotiate and preclude exposing any of the other of them to any such liability to any third party.

         6.02 To the extent any of Fremont, the Fremont/KCI Group, RCBA, the RCBA/KCI Group, or Dr. Leininger is presented with a demand or made party to an adjudication by a third party asserting their potential liability as a shareholder of KCI for any acts or omissions by any other party or parties to this Agreement, they shall notify the other party or parties in writing promptly, and upon the receipt of such notice the notified party or parties will assume the responsibility for the defense, resolution, and/or satisfaction of the claim and in all respects indemnify the party that is faced with such a claim to the full extent of that party's costs and ultimate liabilities, if any.


SECTION 7. Miscellaneous.

         7.01 Notices. Except as otherwise expressly provided in this Agreement, all notices, requests, and other communications to any party hereunder shall be in writing (including a facsimile or similar writing) and shall be given to such party at the address or facsimile number specified for such party on Schedule
7.01 hereto or as such party shall hereafter specify for that purpose by notice to the other parties. Each such notice, request, or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a business day, at the beginning of the next such business day), (ii) if given by mail, three business days (or, if to an address outside the United States, seven calendar days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant to this Section 7.01.

         7.02 No Third Party Beneficiaries. This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto.

         7.03 Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term, or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term, or condition shall operate as a waiver of such or any other covenant, agreement, term, or condition of this Agreement. Any Person by notice given in accordance with Section 7.01 may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation, or covenant of any other Person. No waiver shall affect or alter the remainder of this Agreement, but each and every covenant, agreement, term, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative, and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.

         7.04 Integration. This Agreement constitutes the entire agreement among the parties hereto and thereto pertaining to the subject matter hereof and thereof and supersedes all prior agreements and understandings of the parties in connection herewith and therewith, and no covenant, representation, or condition not expressed in this Agreement, the confidentiality agreements between Fremont, RCBA, and KCI, or any other such agreement shall affect, or be effective to interpret, change, or restrict, the express provisions of this Agreement.

         7.05 Dispute Resolution. Any controversy, claim or dispute between Dr. Leininger and any other party to this Agreement, arising out of or relating to this Agreement or any breach thereof, including any dispute concerning the scope of this Section 7.05, shall be resolved exclusively in a California court of law in a proceeding conducted without a jury, each party hereto expressly waiving their right to a trial by jury.

         7.06 Headings. The titles of the Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

         7.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.

         7.08 Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing of future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

         7.09 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

         7.10 Non-Assignability. All of the rights and obligations of the parties to this Agreement are intended to be exercisable and fulfilled by the parties themselves, as presently constituted. None of those rights or obligations may be assigned, assumed, or transferred without the written informed consent of the counterparties.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

Fremont Partners, L.P.                Richard C. Blum & Associates, L.P.

By Fremont Advisers, L.L.C.,          By Richard C. Blum & Associates, Inc.,
     its General Partner                  its General Partner


By:_________________________          By_____________________________________
Name:                                 Name:
Title:                                Title:


Kinetic Concepts, Inc.


By:_________________________            _____________________________________
Name:                                          Dr. James R. Leininger
Title:


[Fremont/KCI Group and RCBA/KCI Group members' signatures lines.]